COMPLIANCE MANUAL

September 2011

TABLE OF CONTENTS

I.	INTRODUCTION		1

II.	IDENTIFICATION OF CHIEF COMPLIANCE OFFICER AND SUPERVISED PERSONS		1

III.	COMPLIANCE POLICIES AND PROCEDURES		2

	A.	DISCLOSURES	2

	B.	INVESTMENT ADVISORY CONTRACTS	3

	C.	PORTFOLIO MANAGEMENT PROCESSES	4

	D.	TRADING AND BROKERAGE PRACTICES	5

	E.	VALUATION	7

	F.	INVESTMENT ADVISORY FEES	7

	G.	PROCEDURES TO PREVENT INSIDER TRADING	7

	H.	CODE OF ETHICS – PERSONAL TRADING PROCEDURES	7

	I.	SAFEGUARDING OF CLIENT ASSETS	7

	J.	ADVERTISING	9

	K.	USE OF SOLICITORS AND MARKETERS	9

	L.	PRIVACY POLICY AND PROCEDURES AND PROGRAM FOR PROTECTING CLIENT INFORMATION	10

	M.	PROXY VOTING POLICY AND PROCEDURES	10

	N.	IDENTIFICATION OF CONFLICTS OF INTEREST	10

	O.	BUSINESS CONTINUITY PLAN	10

	P.	BOOKS AND RECORDS	10

	Q.	ANTI-MONEY LAUNDERING	11

	R.	POLITICAL CONTRIBUTIONS	11

	S.	COMPLAINTS	11

IV.	ANNUAL REVIEW OF COMPLIANCE POLICIES AND PROCEDURES		11

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TABLE OF APPENDICES

Appendix A	Supervised Persons

Appendix B	Policy and Procedures Regarding Allocation Among Investment Advisory Clients and Investments by a Private Fund in a Registered Investment Company

Appendix C	Best Execution Policy and Review Procedures

Appendix D	Policy and Procedures Relating to Soft Dollar and Directed Brokerage Arrangements

Appendix E	Procedures Regarding Transactions Between Client Accounts

Appendix F	Error and Reallocation Procedures

Appendix G	Policy and Procedures for the Pricing of Portfolio Securities

Appendix H	Policy and Procedures to Detect and Prevent Insider Trading

Appendix I	Code of Ethics and Policies Governing Personal Securities Transactions

Appendix J	Privacy Policy and Procedures and Program for Protecting Client Information

Appendix K	Proxy Voting Policy and Procedures

Appendix L	Identification of Conflicts of Interest

Appendix M	Business Continuity Plan

Appendix N	Books & Records and Electronic Communications Policy

Appendix O	Statement of Policies and Procedures Relating to Anti-Money Laundering

Appendix P	Policies and Procedures Relating to Political Contributions and Payments to Third Party Solicitors

Appendix Q	Annual Certification for Team Members

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I.	INTRODUCTION

SHENKMAN CAPITAL MANAGEMENT, INC. (“Shenkman Capital”) is an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”) under Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”). This Compliance Manual (the “Manual”) is designed to assist Shenkman Capital and its officers, directors (or other person occupying a similar status or performing similar functions), and team members and any other person who provides advice on behalf of Shenkman Capital and is subject to Shenkman Capital’s supervision and control (each, a “Supervised Person”), in preventing violations of the Advisers Act and the rules promulgated thereunder. Shenkman Capital has a copy of or has access to the Advisers Act and the applicable rules, which are available at www.sec.gov.

The Manual sets forth policies and procedures relating to various aspects of Shenkman Capital’s business and is designed to meet the requirements of Rule 206(4)-7 under the Advisers Act. Although each section of the Manual addresses a different compliance issue, procedures relating to certain issues may be found in more than one section.

Shenkman Capital is a fiduciary and, therefore, must serve the interests of its advisory clients. Shenkman Capital must adhere to the highest standard of care and diligence in conducting its business activities as is required by law, and must be particularly sensitive to situations in which the interests of its advisory clients may be directly or indirectly in conflict with those of Shenkman Capital. Compliance obligations are a priority of Shenkman Capital and its Supervised Persons. The failure of a Supervised Person to comply with these procedures may expose Shenkman Capital and such individual to significant consequences, including termination of employment with Shenkman Capital, potential monetary sanctions and criminal and civil penalties.

Shenkman Capital’s chief compliance officer (the “Compliance Officer”) is responsible for ensuring that each Supervised Person receives, or has access to, a copy of the most recently updated Manual, as it may be amended from time to time, and for implementing the policies and procedures contained in this Manual. Each Supervised Person is responsible for reading and following the Manual. The Manual includes the related appendices, as they may be revised from time to time. If you have any questions as to how these procedures relate to a particular situation, consult with the Compliance Officer. In addition, if you suspect, or become aware of, a violation (or possible violation) of any policy or procedure contained in this Manual, you should notify the Compliance Officer immediately.

Unless otherwise noted, all citations in this Manual refer to sections of the Advisers Act or to rules promulgated thereunder.

II.	IDENTIFICATION OF CHIEF COMPLIANCE OFFICER AND SUPERVISED PERSONS

A.	Shenkman Capital’s Compliance Officer is Richard H. Weinstein and his delegate(s), appointed from time to time by the Compliance Officer.

B.	The Compliance Officer is responsible for ensuring the implementation of this Manual, which may be accomplished by the Compliance Officer himself or through his delegate(s).

C.	Shenkman Capital’s Supervised Persons are identified in Appendix A, which will be revised as needed by the Compliance Officer.

III.	COMPLIANCE POLICIES AND PROCEDURES

A.	DISCLOSURES

1.	Form ADV

Shenkman Capital must complete and maintain an accurate Uniform Application for Investment Adviser Registration (“Form ADV”). Form ADV consists of Parts 1A, 2A (the “Firm Brochure”) and 2B (the “Brochure Supplement,” and together with the Firm Brochure, “Part 2”), as well as a series of attachments in the form of Schedules (for Part

1A and the Firm Brochure) and an Appendix (for the Brochure Supplement).

Brochure Supplements are prepared for each Supervised Person who: (i) formulates investment advice for a client and has direct client contact; or (ii) makes discretionary investment decisions for client assets even if the person has no direct client contact.

Shenkman Capital is responsible for maintaining the accuracy of the information in its Form ADV. Shenkman Capital is required to amend parts 1A and the Firm Brochure of its Form ADV and, with respect to the Firm Brochure, submit a summary of material changes thereto, at least annually, within 90 days of its fiscal year end, and more often as required by the instructions to the Form ADV. Shenkman Capital is also required to promptly update its Brochure Supplement when the information contained therein becomes materially inaccurate.

The Adviser must file parts 1A and 2A of its Form ADV with the SEC via the Investment Adviser Registration Depository (“IARD”), and maintain copies thereof in its files.

2.	Delivery

Shenkman Capital is required to furnish its Firm Brochure to each of its advisory clients and prospective advisory clients, including investors in private investment vehicles sponsored by Shenkman Capital (each a “Sponsored Fund” and, collectively, the “Sponsored Funds”). Shenkman Capital must deliver the Firm Brochure to an advisory client or a prospective advisory client before or at the time it enters into an advisory contract with the client. Shenkman Capital’s standard form of investment advisory contract contains an acknowledgement of receipt of the Firm Brochure.

Shenkman Capital will deliver, without charge, to each client on an annual basis, no later than 120 days after the end of its fiscal year, an updated Firm Brochure, including a summary of material changes thereto, and any applicable Brochure Supplements.

3.	Disclosure of Financial and Disciplinary Information

In addition to financial and disciplinary information required to be disclosed in Part 1A and the Firm Brochure (each a “Disclosure Event.”), Shenkman Capital shall disclose disciplinary history material to a client’s evaluation of certain Supervised Persons’ integrity in their Brochure Supplement. Senior management and other Supervised Persons have an obligation to inform the Compliance Officer of the occurrence of a Disclosure Event or any other event that might require disclosure to clients or disclosure on Form ADV.

If a Disclosure Event or other disclosable event is reported to the Compliance Officer, the Compliance Officer will prepare the necessary disclosure and ensure that it is appropriately disseminated.

4.	Client Reporting

Shenkman Capital’s policies regarding the periodic statements and/or reports that will be delivered to Shenkman Capital’s clients (including clients that are investors in Sponsored Funds) are set forth in Item 13 of the Firm Brochure. The Compliance Officer will ensure that these reports are sent to clients in accordance with such policies.

5.	Anti-Fraud Provisions/Rule

Section 206 of the Advisers Act, otherwise known as the anti-fraud provisions, makes it unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly: (i) to employ any device, scheme, or artifice to defraud any client or prospective client; (ii) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; (iii) acting as a principal for its own account, knowingly to sell any security to, or purchase any security from, a client, or, acting as a broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which the adviser is acting and obtaining the consent of the client to such transaction; or (iv) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The SEC has adopted a number of rules that identify specific conduct and activities that would constitute a violation of Section 206.

Under the anti-fraud provisions of the Advisers Act, Shenkman Capital has an obligation to make full and adequate disclosure to clients regarding potential and actual conflicts of interest and to keep current all disclosure and marketing materials provided to its clients or investors in Sponsored Funds. In addition, Rule 206(4)-8 prohibits Shenkman Capital from making false or misleading statements or engaging any fraudulent, deceptive or manipulative conduct with respect to investors and prospective investors in Sponsored Funds. Rule 206(4)-8 applies to any materials or statements prepared or made by Shenkman Capital to any prospective or existing investor in such Sponsored Funds.

B.	INVESTMENT ADVISORY CONTRACTS

1.	The Compliance Officer must review each advisory contract entered into with clients (“Advisory Contract”). The Compliance Officer must also review the form of Advisory Contract (if any) entered into with a Sponsored Fund or its affiliates.

2.	Before an Advisory Contract is executed on behalf of Shenkman Capital, the Compliance Officer will confirm that the contract includes an “Assignment Clause” to the effect that Shenkman Capital may not “assign” the agreement without the client’s consent.

3.	Among other things, the Advisory Contract should:

•	set forth Shenkman Capital’s authority (discretionary or non-discretionary) over the client’s account;

•	describe the duties to be performed by Shenkman Capital;

•	identify the client’s investment objective, guidelines and any account restrictions;

•	specify Shenkman Capital’s compensation and the manner of payment;

•	include provisions for terminating the contract;

•

to the extent Shenkman Capital or any of its affiliates derive any benefits, including the receipt of compensation of any kind and/or any form of reimbursement arrangement, such benefits, services and/or arrangements should be fully described and disclosed in the Advisory Contract and it may be appropriate to describe and disclose such benefits, services and/or arrangements in other places, such as in Part 2A or 2B of the ADV and other offering materials and will need to be monitored by the Compliance Officer; and

•	contain the client’s acknowledgement of receipt of Part 2A unless another written acknowledgement of receipt previously has been signed by the client.

4.	Whenever the client’s investment objectives, guidelines or restrictions or any other term of an Advisory Contract has changed, the Advisory Contract should be amended to reflect the changes.

5.	An Advisory Contract may not contain any of the following terms:

•

Limitation of Liability (“Hedge Clauses”) – An Advisory Contract may not require that the client waive any rights against Shenkman Capital that the client has under the federal securities laws. However, the Advisory Contract may limit the liability of Shenkman Capital (e.g., to cases in which Shenkman Capital does not act with gross negligence, recklessness, or in a willfully improper or in an illegal manner), provided that it is clear that no waiver of rights under federal securities laws is intended.

•	Termination Penalties – An Advisory Contract may not impose a penalty on the client for terminating the contract or the services of Shenkman Capital.

C.	PORTFOLIO MANAGEMENT PROCESSES

1.	Allocation of Investment Opportunities Among Clients

As a fiduciary, Shenkman Capital must allocate investment opportunities among its clients in a fair and equitable manner. Shenkman Capital will allocate all securities and other investment opportunities among clients in accordance with Shenkman Capital’s policies and procedures regarding trade allocations, as set forth in Appendix B.

2.	Consistency with Client Investment Objectives/Restrictions

Each client account (including each Sponsored Fund) will be reviewed on a periodic basis by the Compliance Officer, with the assistance of portfolio managers, if necessary, to determine whether the account is being managed in a manner that is consistent with the client’s investment objectives, guidelines and/or restrictions, as communicated to Shenkman Capital. In the case of Sponsored Funds, the offering memorandum for each such Sponsored Fund should be reviewed for consistency and compliance.

3.	Comparative Review of the Performance of Similarly Managed Accounts

At least semi-annually, the Compliance Officer, with the assistance of portfolio managers, if necessary, will compare the performance of Shenkman Capital’s client accounts that have substantially similar investment objectives, guidelines and restrictions. The Compliance Officer will report any unexplained significant discrepancies to senior management to determine appropriate action.

4.	Consistency with Certain Legal Restrictions

Periodically, the Compliance Officer, with the assistance of other Supervised Persons, if necessary, will determine whether each private fund (advised or sponsored by Shenkman Capital) is in compliance with Section 12(d) of the Investment Company Act of 1940 as set forth in Appendix B. The Compliance Officer, with the assistance of other Supervised Persons, if necessary, will also review client accounts to determine whether Shenkman Capital is in compliance with other applicable legal requirements including, but not limited to, Section 13 and Section 16 of the Securities Exchange Act of 1934. In addition, Shenkman Capital will monitor compliance with its anti-money laundering procedures, as set forth in Appendix O.

D.	TRADING AND BROKERAGE PRACTICES

1.	Best Execution and Soft Dollar Arrangements

a.	Shenkman Capital has a duty to obtain “best execution” for its advisory clients’ securities transactions. To fulfill this obligation, Shenkman Capital generally must execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances. The SEC has stated that in deciding what constitutes best execution, the determinative factor is not the lowest possible commission cost, but whether the transaction represents the best qualitative execution. In seeking best execution, Shenkman Capital should consider the full range of the broker’s services, including the value of research provided and execution capability, commission rate, financial responsibility and responsiveness. The SEC has, however, indicated that an investment manager need not solicit competitive bids on each transaction.

b.	The Compliance Officer will periodically monitor Shenkman Capital’s trading to ensure that Shenkman Capital has obtained best execution in accordance with the policies and procedures as set forth in Appendix C.

c.	Section 28(e) of the Securities Exchange Act of 1934 permits Shenkman Capital to obtain research and other products and services that provide lawful and appropriate assistance to it in carrying out its investment decision-making responsibilities (often referred to as “soft-dollar” arrangements). Although Shenkman Capital does not currently participate in any soft dollar arrangements, it may do so in the future. Therefore, all soft dollar arrangements must be reviewed by the Compliance Officer before being implemented and will be in accordance with Shenkman Capital’s policies and procedures concerning the use of “soft dollars,” as set forth in Appendix D from time to time.

2.	Client Directed Brokerage

Certain of Shenkman Capital’s clients may direct that Shenkman Capital execute all or a portion of the transactions for such client’s account through a specific broker, in return for such broker providing the client with various services. This direction restricts Shenkman Capital’s discretion to select brokers and negotiate commission rates and/or security prices and may adversely affect Shenkman Capital’s ability to obtain best price and execution. Accordingly, when a client directs brokerage to a specific broker, Shenkman Capital: (i) requires that the client provides such direction in writing to Shenkman Capital; and (ii) provides the client with appropriate written disclosure. Shenkman Capital has adopted procedures regarding client directed brokerage, which are set forth in Appendix D.

3.	Trade Aggregation

Shenkman Capital may aggregate orders for its client accounts for trade execution with the same broker. When trades are aggregated, each participating account will generally be allocated securities on an average price basis. Shenkman Capital’s policies and procedures concerning trade aggregation are included in its trade allocation procedures, which are set forth in Appendix B.

4.	Principal and Cross Transactions

a.	Principal and Cross Transactions. Shenkman Capital or any of its affiliates may not, directly or indirectly: (i) while acting as principal for its own account, knowingly sell any security to, or purchase any security from, an advisory client; or (ii) while acting as broker for a person other than such client, knowingly effect any sale or purchase of any security for the account of an advisory client without, in each case, disclosing to such client in writing, prior to the completion of such transaction, the capacity in which Shenkman Capital is acting, and obtaining the consent of the advisory client to the transaction. Blanket consents (prior consent obtained to cover a category of transactions) are not sufficient for this purpose. The SEC does not consider an adviser to be acting as a broker for an account when the adviser does not receive additional transaction-based compensation.

b.	Agency Cross Transactions. An agency cross transaction is a transaction in which an investment adviser acts as the broker for both the seller and purchaser of a security (and either the seller or the purchaser is a client). Shenkman Capital may not participate in agency cross transactions.

c.	Transactions Between Client Accounts. From time to time, Shenkman Capital may seek to execute transactions between client accounts. Such transactions must be pre-approved by the Compliance Officer. The Compliance Officer is responsible for ensuring that such transactions are conducted in accordance with Shenkman Capital’s policies and procedures, as set forth in Appendix E.

5.	Errors and Reallocations

Consistent with its fiduciary duties, Shenkman Capital’s policy is to take the utmost care in making and implementing investment decisions for its client accounts. To the extent an error occurs, Shenkman Capital seeks to ensure that its clients’ best interests are served. Shenkman Capital’s policies and procedures concerning errors and reallocations are set forth in Appendix F.

E.	VALUATION

1.	Client account assets must be valued for all purposes in accordance with Shenkman Capital’s procedures regarding valuation which are set forth in Appendix G.

2.	If a Supervised Person believes that the existing valuation procedures do not provide for an accurate valuation of a particular asset or class of assets in a client’s account, he or she must report this matter immediately to the Compliance Officer.

3.	At least annually, the Compliance Officer will meet with Shenkman Capital’s portfolio personnel to review the valuation procedures to determine whether any revisions are necessary.

F.	INVESTMENT ADVISORY FEES

1.	Investment advisory fees should be accurately described in the Form ADV and documented in each client’s written contract. Any changes to fee arrangements with a client should be in writing.

2.	The bills and invoices of Shenkman Capital to clients should be reviewed to ensure that all advisory fees are properly calculated.

3.	Performance-based compensation is only permitted in accordance with the Advisers Act and the applicable rules. All such arrangements must be reviewed by the Compliance Officer.

4.	Special requirements may apply to prepaid advisory fees and such arrangements must be reviewed by the Compliance Officer.

G.	PROCEDURES TO PREVENT INSIDER TRADING

Shenkman Capital has adopted and implemented written policies and procedures that are designed to prevent the misuse of material nonpublic information by Shenkman Capital or its Supervised Persons. The Compliance Officer is responsible for the implementation of such procedures. Shenkman Capital’s current written policies and procedures to detect and prevent insider trading are set forth in Appendix H.

H.	CODE OF ETHICS – PERSONAL TRADING PROCEDURES

Shenkman Capital and its personnel may effect transactions for their own accounts in the same securities purchased and sold for the accounts of Shenkman Capital’s clients. To ensure that trading by Shenkman Capital’s personnel is conducted in a manner that does not adversely affect Shenkman Capital’s clients and in a manner consistent with the fiduciary duty owed by Shenkman Capital to its clients, Shenkman Capital has adopted a Code of Ethics and Policies Governing Personal Securities Transactions, which is set forth in Appendix I.

I.	SAFEGUARDING OF CLIENT ASSETS

1.	If Shenkman Capital has or is deemed to have direct or indirect control over client assets, and, accordingly, has custody of such client assets, such client securities and or funds must be held by “qualified custodians” and Shenkman Capital must comply with all other requirements of applicable rule.

Examples of circumstances in which Shenkman Capital will have custody of client assets include: (i) the receipt of securities litigation settlement checks intended for a client (or former client); (ii) the receipt of a tax refund on behalf of a client (or former client); (iii) the receipt of stock certificates or dividend checks in the name of a client (or former client); (iv) if Shenkman Capital calculates its advisory fee, bills the custodian and the custodian automatically deducts fees from client accounts (through arrangements with clients and the qualified custodian); (v) if Shenkman Capital or an affiliate is a general partner of a limited partnership or managing member of a limited liability company, or holds a comparable position for a Sponsored Fund; and (vi) if Shenkman Capital or an affiliate is a trustee of a trust for the benefit of a client.

If personnel of Shenkman Capital inadvertently receive from non-clients: (i) securities litigation settlement checks; (ii) tax refunds; (iii) stock certificates or dividend checks; or (iv) any other asset, certificate or document purporting to evidence ownership in an asset, in each case for or on behalf of a current or former client, such personnel should immediately advise the Compliance Officer. Furthermore, where appropriate, the Compliance Officer must promptly take the following steps:

a.	promptly identify the assets that it has inadvertently received from a non-client;

b.	promptly identify the client (or former client) to whom such assets are attributable;

c.	promptly forward the assets to its client (or former client) or a qualified custodian, but in no event later than five (5) business days following Shenkman Capital’s receipt of such assets;

d.	promptly return to the non-client sender any assets which Shenkman Capital does not forward to its client (or former client) or a qualified custodian, but in no event later than five (5) business days following Shenkman Capital’s receipt of such assets; and

e.	maintain and preserve appropriate records of all client assets inadvertently received by Shenkman Capital, including a written explanation of whether (and, if so, when) the assets were forwarded to its client (or former client) or a qualified custodian, or were otherwise returned to the non-client sender.

If personnel of Shenkman Capital inadvertently receive assets from a client, as well as any assets from a non-client not included in items (i), (ii), or (iii) above, such personnel should immediately advise the Compliance Officer who must promptly return the assets to the client or sender, which in any event must be within three (3) business days of receipt.

2.	If Shenkman Capital has custody of client assets within the meaning of Rule 206(4)-2, in addition to ensuring that client assets are maintained with a qualified custodian, either Shenkman Capital or the custodian must send quarterly statements to the client identifying all assets and reflecting all transactions in the account during the quarter, including the deduction of fees. There are exceptions from the annual “surprise audit” and certain reporting provisions of Rule 206(4)-2 if the client is a Sponsored Fund that provides audited financial statements to its investors that have been prepared by a PCAOB-registered auditor in accordance with U.S. generally accepted accounting principles within 120 days after the end of the Sponsored Fund’s fiscal year. There may be other exceptions in Rule 206(4)-2 that may also apply. The Compliance Officer is responsible for monitoring client arrangements to determine whether Shenkman Capital has custody of client assets and for compliance with Rule 206(4)-2, including any amendments thereto.

3.	If Shenkman Capital or an affiliate is a trustee of a trust for the benefit of a client, the person or persons so appointed will notify the Compliance Officer to ensure compliance with applicable rules.

4.	Only persons authorized to trade for a client’s account may do so. The Compliance Officer will monitor client accounts to ensure that only authorized persons trade for client accounts.

J.	ADVERTISING

1.	The Advisers Act regulates Shenkman Capital’s advertising practices and sets forth a general prohibition preventing Shenkman Capital from, directly or indirectly, publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. In addition, marketing materials and performance information provided to investors or prospective investors in the Sponsored Funds are subject to the anti-fraud provisions of the Advisers Act.

2.	An advertisement is defined to include any notice, circular, letter or other written communication addressed to more than one person or any notice or announcement in any publication or by radio or television that offers any analysis, report, or publication regarding securities, any graph, chart, formula or other device for making securities decisions, or any other investment advisory services regarding securities. This broad definition generally encompasses seminar and telephone scripts, any form letter and the written material in booklets used by advisers for presentations to prospective clients.

3.	All advertisements should be brought to the attention of the Compliance Officer. Special areas of concern in advertisements include: (i) testimonials of any kind; (ii) use of performance information, (iii) selective disclosure of recommendations or portfolio holdings, including past specific recommendations; (iv) the offer of a free service, report or analysis; (v) use of the term “investment counsel;” (vi) reference to any recommendation or approval of Shenkman Capital by the SEC; and (vii) reference to any device, formula, chart or graph that may assist someone in making investment decisions. In addition, except in limited circumstances, all past performance must be presented net of all fees and expenses. The Compliance Officer is responsible for ensuring that all advertisements, including all marketing materials, are in accordance with applicable provisions of the Advisers Act – and applicable SEC interpretive no- action letters.

K.	USE OF SOLICITORS AND MARKETERS

1.	Shenkman Capital will not provide or agree to provide, directly or indirectly, payment to any third party to solicit advisory business from a government entity on its behalf unless such third party is a “regulated person” within the meaning of Rule 206(4) – 5.

2.	Before Shenkman Capital enters into any arrangement where it will pay a cash fee, directly or indirectly, to a solicitor or marketing agent for referring new clients or investors in Sponsored Funds to Shenkman Capital, the Compliance Officer must review the arrangement and ensure that it complies with applicable rules.

3.	All solicitation and marketing arrangements with third parties must be in writing and disclosed to clients in Form ADV or otherwise. In addition, the solicitor must provide a written disclosure statement to potential clients describing the solicitor’s compensation arrangements with Shenkman Capital. An acknowledgment from the client that it has received such disclosure must be maintained by Shenkman Capital.

L.	PRIVACY POLICY AND PROCEDURES AND PROGRAM FOR PROTECTING CLIENT INFORMATION

Shenkman Capital is required to adopt and implement a privacy policy as well as procedures that address administrative, technical, and physical safeguards for the protection of customer records and information and the dissemination to certain clients of a summary of such policies. Shenkman Capital’s privacy policy and procedures for protecting client information is set forth in Appendix J.

M.	PROXY VOTING POLICY AND PROCEDURES

If Shenkman Capital exercises voting authority with respect to client securities, Shenkman Capital is required to adopt and implement written policies and procedures that are reasonably designed to ensure that Shenkman Capital votes client securities in a manner consistent with the best interests of such client. The SEC has indicated that a discretionary investment manager is required to exercise voting authority with respect to client securities, even if the investment advisory agreement is silent on this point, unless the client has specifically retained voting authority. Shenkman Capital’s proxy voting policy and procedures are set forth in Appendix K.

N.	IDENTIFICATION OF CONFLICTS OF INTEREST

1.	As a fiduciary, Shenkman Capital owes its clients a duty of loyalty. Accordingly, Shenkman Capital will examine its business to identify practices that may cause a conflict of interest between Shenkman Capital and its clients, disclose such conflicts of interest to its clients and develop policies and procedures to deal with such conflicts and to ensure that Shenkman Capital always acts in the best interests of its clients.

2.	The Compliance Officer is responsible for conducting a review of Shenkman Capital’s business practices at least annually to ensure that: (i) relevant disclosure is provided to its clients; and (ii) necessary policies and procedures are maintained and implemented.

3.	In conducting the annual review, the Compliance Officer will consider, among other things, those business practices, conflicts of interest and other matters described in Appendix L.

O.	BUSINESS CONTINUITY PLAN

Shenkman Capital is committed to providing for its business continuity in light of the occurrence of any natural or unnatural event that might cause a significant business disruption. Shenkman Capital’s Business Continuity Plan is set forth in Appendix M.

P.	BOOKS AND RECORDS

Shenkman Capital is required to create and maintain certain books and records for specified periods of time. The Compliance Officer will ensure that Shenkman Capital complies with the applicable provisions of Rule 204-2. Shenkman Capital may choose to maintain some or all of its books and records in electronic format. A description of the books and records that Shenkman Capital is required to create and maintain, and Shenkman Capital’s policies concerning electronic communications, are set forth in Appendix N.

Q.	ANTI-MONEY LAUNDERING

Shenkman Capital’s policies concerning anti-money laundering are set forth in Appendix O.

R.	POLITICAL CONTRIBUTIONS

Shenkman Capital is prohibited from receiving compensation for providing advisory services to a government entity for two years following any contribution, other than certain de minimis contributions, by Shenkman Capital or its covered associates (as defined in Shenkman Capital’s policies and procedures governing political contributions) to an official of a government entity who is or will be in a position to influence the award of advisory business. In addition, Shenkman Capital is also prohibited from coordinating, or soliciting others to make, contributions for an official of a government entity to which Shenkman Capital is providing or seeking to provide advisory services. Shenkman Capital’s policies and procedures governing political contributions are set forth in Appendix P.

S.	COMPLAINTS

All complaints from clients will be forwarded to the Compliance Officer, who will keep a record of such complaints. The Compliance Officer will confirm with appropriate personnel how such complaints should be resolved and will keep a record of such resolution or other disposition.

IV.	ANNUAL REVIEW OF COMPLIANCE POLICIES AND PROCEDURES

1.	Shenkman Capital will review this Manual and all related policies and procedures at least annually and upon the occurrence of: (i) any significant compliance event; (ii) any meaningful change in Shenkman Capital’s business arrangements; or (iii) any applicable regulatory developments. The purpose of the annual review will be to evaluate the adequacy of these policies and procedures and the effectiveness of their implementation.

2.	The Compliance Officer will ensure that the annual review is conducted and any necessary changes are implemented. The Compliance Officer will also make interim changes as appropriate.

3.	The Compliance Officer will document the annual review.

4.	The Compliance Officer will distribute this Manual to each team member at the commencement of his or her employment and annually thereafter, and require that all team members acknowledge receipt of the policies contained herein in the form attached hereto as Appendix Q.

APPENDIX A

SUPERVISED PERSONS

AS OF SEPTEMBER 1, 2011

Employee	As of Date
Jordan Barrow	June 21, 2004
Ted Bernhard	May 30, 2001
Brenda Boolukos	September 20, 2010
Teresa Cappella	July 13, 2009
Erin Cavanagh	August 1, 2007
Alexander Chan	October 4, 2010
Aspasia Christopoulos	May 30, 2001
Christopher Cody	May 9, 2011
Ray Condon	May 27, 2003
Stephanie Cram	February 9, 2011
Jennifer Danis	March 26, 2007
Anna Danowska	February 19, 2008
Peter DeMasi	November 27, 2006
Eric Dobbin	April 3, 2006
Tom Doerner	May 8, 2006
Paul Drane	May 15, 2006
Daniel Eaton	December 1, 2010
Jonathan Eng	March 1, 2007
Christopher Fischman	June 20, 2007
Christopher Fitzgerald	August 9, 2010
Mark Flanagan	May 30, 2001
Jace Fletcher	June 6, 2011
Nicole Foote	September 14, 2009
Francis Gallo	November 4, 2002
Jeffrey Gallo	September 6, 2005
Chris Gault	June 1, 2010
Jesse Girald	October 2, 2006
Sandra Guja	April 27, 2007
Paula Hackert	May 30, 2001
Michelle Haggerty	November 3, 2003
Kim Hekking	May 30, 2001
Jason Hodes	May 30, 2001
Justin Hylwa	July 9, 2007
Jelena Ivic	April 11, 2011
Shawn Kaye	April 21, 2003
Nicholas Keyes	December 13, 2004
Robert Kim	January 1, 2009
Adam Kurzer	April 2, 2009

SUPERVISED PERSONS

AS OF SEPTEMBER 1, 2011 (CONT’D.)

Employee	As of Date
Scott Leahy	May 2, 2005
Amy Levine	November 12, 2002
Charles Li	December 13, 2011
Stephanie Lopez	August 27, 2007
Eric Lovelace	August 2, 2010
Nicole Lupo	June 23, 2003
Robert Magness	January 6, 2004
John Magnoli	June 18, 2007
Juliana Maitan	June 24, 2010
Arelys Martinez	May 30, 2001
Andrew Mastrone	May 16, 2007
Michael McCaffery	January 2, 2007
Joshua McCord	June 12, 2006
Evan McGee	December 31, 2003
Eileen Meara	May 30, 2001
Kristen Morell	September 1, 2011
Alex Ng	May 13, 2011
Kwok Ng	December 23, 2002
Garrett Olson	June 13, 2011
Emilio Orecchia	May 5, 2009
Lawrence Paltrowitz	December 6, 2001
Dana Pecorella	December 15, 2009
Andrew Rice	January 10, 2007
Robert Rosenson	April 2, 2007
Matt Russ	July 11, 2011
Nicholas Sarchese	January 8, 2003
Jonathan Savas	April 12, 2004
Kevin Scheinkopf	February 1, 2010
Amy Schmidt	August 15, 2011
Steve Scholz	April 13, 2009
Steve Schweitzer	May 30, 2001
Kim Scinto	September 1, 2011
Stephen Sharkey	November 27, 2006
Andrew Shenkman	January 20, 2009
Greg Shenkman	June 30, 2003
Mark Shenkman	May 30, 2001
Jennifer Sheridan	November 15, 2010
Todd Shirak	March 24, 2003
Justin Slatky	February 28, 2011
Joseph Sorensen	November 19, 2002
Lauren Sorensen	September 1, 2005

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SUPERVISED PERSONS

AS OF SEPTEMBER 1, 2011 (CONT.)

Employee	As of Date
Sharon Souto	November 10, 2008
Alexei Tikhomirov	September 1, 2011
Lulefer Vinca	May 26, 2009
Neil Wechsler	July 1, 2002
Richard Weinstein	May 30, 2001
Anna Weissman	April 8, 2009
Frank Whitley	May 30, 2001
Thomas Whitley	March 28, 2008

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APPENDIX B

POLICY AND PROCEDURES REGARDING ALLOCATION

AMONG INVESTMENT ADVISORY CLIENTS AND

INVESTMENTS BY A PRIVATE FUND IN A REGISTERED INVESTMENT COMPANY

I. ALLOCATION AMONG INVESTMENT ADVISORY CLIENTS:

This Policy and Procedures Regarding Allocation Among Investment Advisory Clients (the “Allocation Policy”) sets forth Shenkman Capital’s policy regarding the allocation of purchases and sales of securities among investment advisory client accounts managed by Shenkman Capital. For purposes of this Allocation Policy, each of Primus High Yield Bond Fund, L.P., Gamma Convertible Fund, L.P., Credos Floating Rate Fund, L.P., and Brevis High Income Fund, L.P., will be treated as an investment advisory client account managed by Shenkman Capital.

A.	Statement of Policy

It is Shenkman Capital’s policy that investment opportunities be allocated among client accounts with similar investment objectives fairly over time while attempting to maintain minimum dispersion of returns. Shenkman Capital adheres to a systematic process for the approval, allocation and execution of trades. Generally, only securities on Shenkman Capital’s “Approved List” are eligible to be purchased for client accounts. Portfolio managers determine the specific securities and amounts to be purchased or sold. In allocating securities among clients, it is Shenkman Capital’s policy that all clients should be treated fairly and that, to the extent possible, all clients should receive equivalent treatment.

B.	Procedures

1.	Trade Allocations

Initial allocations shall be made prior to an order being placed, although they will be adjusted depending upon the actual amount purchased or sold, as the case may be, and taking into account round lot sizes and, if a sale transaction, remaining position size by account. In all cases, Shenkman Capital shall resolve any conflict of interest in good faith and in accordance with its fiduciary duties.

Because of the differences in client investment objectives and strategies, risk tolerances, tax status and other criteria, there may, however, be differences among clients in invested positions and securities held. The following factors, among others, may be taken into account by Shenkman Capital in allocating securities among investment advisory clients:

•	client’s investment objective, strategies and restrictions;

•	specific instructions from the client;

•	client’s risk profile;

•	client’s tax status;

•	any legal or regulatory restrictions placed on a client’s portfolio (such as the Employee Retirement Income Security Act of 1974, as amended);

•	size of client portfolio;

•	total portfolio invested position;

•	nature of the security to be allocated;

•	size of available position;

•	the effect of the purchase or sale, as the case may be, upon the diversification of the client’s portfolio;

•

the investment’s Quadrant (based upon Shenkman Capital’s proprietary Quadrant Analysis) and how the Quadrant weightings will change versus Shenkman Capital’s targeted weightings for a client’s portfolio for that Quadrant at that time;

•	the investment’s credit score (based upon Shenkman Capital’s proprietary C.Scope® credit scoring system);

•	supply or demand for a security at a given price level;

•	current market conditions;

•	timing of cash flows and account liquidity; and

•	any other information determined to be relevant to the fair allocation of securities.

2.	Order Aggregation

From time to time, it may be appropriate for Shenkman Capital to aggregate client orders for the purchase or sale of securities. Shenkman Capital engages in this practice to achieve more favorable execution prices for clients by buying and selling securities in greater quantities. Shenkman Capital will generally follow the guidelines set forth below in aggregating client orders for securities, including any orders placed for private investment vehicles:

•	no investment advisory client will be favored over any other investment advisory client; and

•

generally, each client that participates in an aggregated order shall participate at the average price for all transactions in that security on a given business day (or portion thereof). Transaction costs (if any) shall be shared pro rata based on each client’s participation in the transaction or in such other manner deemed fair and equitable by Shenkman Capital.

The Compliance Officer is responsible for monitoring Shenkman Capital’s team members’ and client trading for compliance with this Allocation Policy. In addition, the Allocation Policy will be reviewed at least annually by the Compliance Officer to ensure that the procedures set forth herein continue to be adequate.

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II. INVESTMENTS BY A PRIVATE FUND IN A REGISTERED INVESTMENT COMPANY:

A.	Policy Statement

Each private fund sponsored by Shenkman Capital that relies upon either Section 3(c)(1) or 3(c)(7) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) (e.g., a hedge fund), and any companies controlled by the private fund are prohibited from purchasing or otherwise acquiring more than 3% of the total outstanding voting securities of a registered investment company. Examples of registered investment companies include mutual funds, closed-end investment companies and exchange-traded funds (ETFs) such as iSHARES and SPDRs. This prohibition is required by Section 12(d) of the Investment Company Act and is intended to prevent a private fund from acquiring a controlling interest in and exerting undue influence over a registered investment company. Rule 12d1-1 under the Investment Company Act allows private funds to invest an unlimited amount in shares of money market funds registered under the Investment Company Act, provided that the private fund only pays a sales load, distribution fee, or service fee on the money market fund shares if the money market fund’s investment adviser waives a sufficient amount of its advisory fee to offset the cost of the sales load, distribution fee or service fee.

B.	Procedures

On a periodic basis, the Compliance Officer, with the assistance of Supervised Persons, if necessary, will monitor investments by each private fund managed by Shenkman Capital and any companies controlled by the private fund for compliance with the prohibition set forth in the above Policy Statement. Any violation of the prohibition set forth in the Policy Statement will be reported promptly to the Compliance Officer.

After an investigation into the circumstances surrounding a violation, the Compliance Officer will, at his discretion, direct Shenkman Capital to correct or otherwise resolve the violation.

The Compliance Officer will report to Shenkman Capital’s Board of Directors any violation of this Policy Statement and the resolution of such violation.

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APPENDIX C

BEST EXECUTION POLICY AND REVIEW PROCEDURES

I.	Statement of Policy

Shenkman Capital has a duty to obtain “best execution” of the securities transactions being effected for its clients’ accounts. To fulfill this obligation, Shenkman Capital generally must execute securities transactions in such a manner that the client’s total cost or proceeds in each transaction is the most favorable under the circumstances. The SEC has stated that in deciding what constitutes best execution, the determinative factor is not the lowest possible commission cost, but whether the transaction represents the best qualitative execution. The SEC has, however, indicated that an adviser need not solicit competitive bids on each transaction. In seeking best execution, Shenkman Capital should consider the full range of the broker’s services, including the efficiency of execution, competitive rates, price, capital commitment to a particular issue, the value of research provided, financial responsibility and responsiveness. Nonetheless, acquiring certain issues of high yield securities may require that Shenkman Capital use the particular broker (sometimes only one) that is willing to commit capital to a given issue.

Shenkman Capital may from time to time allocate securities transactions to brokerage firms that furnish it research and/or statistical information or services. Research services furnished by brokers through whom Shenkman Capital effects securities transactions may be used in servicing all of Shenkman Capital’s client accounts. The supplementary research supplied by such firms is useful in varying degrees and is of indeterminable value. Such research may, among other things, include advice as to occasional transactions in specific securities and similar information relating to securities. Shenkman Capital may use some of these services in connection with accounts that paid no commissions to the broker providing such services. Shenkman Capital does not have a formula for the allocation of business to such brokers.

II.	Procedures to Review Best Execution

A.	Use of Qualified Brokers

Shenkman Capital’s clients generally authorize Shenkman Capital to select brokers to effect transactions on their behalf. Shenkman Capital has established general criteria to determine which brokers are qualified to provide brokerage services to its clients, and considers, among others, the following relevant factors:

•	whether the broker has a dedicated high yield, convertible or bank loan trading desk;

•	financial stability of the broker;

•	current market conditions;

•	the actual executed price of the security and, if applicable, the broker’s commission rates;

•	the willingness of the broker to commit capital and make a market in the relevant securities or investments;

•

research (including economic forecasts, investment strategy advice, fundamental and technical advice on individual securities, valuation advice and market analysis), custodial and other services provided by such brokers and/or dealers that are expected to enhance Shenkman Capital’s general portfolio management capabilities;

•	the size and type of the transaction;

•	the difficulty of execution and the ability to handle difficult trades;

•	the operational facilities of the brokers and/or dealers involved (including back office efficiency); and

•	the ability to handle a block order for securities and distribution capabilities.

B.	Best Execution Review

In order to monitor and manage the amount and quality of the trades that Shenkman Capital executes with brokers, a “Broker Activity Report” will be compiled on a quarterly basis, which details each broker that was used during the quarter and year-to-date, with a corresponding total by client and firm-wide. The Compliance Officer shall review the Broker Activity Report at least quarterly.

Additionally, at least annually, the Compliance Officer shall meet with selected team members, as necessary, to evaluate systematically the execution performance of its brokers. The review of brokers will consist of various factors, including, as applicable, the factors set forth below, and any other factors that the reviewers think necessary for Shenkman Capital to make a reasonable decision about its best execution determinations:

•	names of brokers reviewed;

•	average rates charged by each broker;

•	the services provided by the broker other than execution (i.e., research or brokerage services and products used in the management of client accounts);

•	the value of research provided by each broker;

•

whether the execution and other services provided by the broker were satisfactory (taking into account such factors as the speed of execution, the certainty of execution, and the ability to handle large orders or orders requiring special handling);

•	reason for using that broker (i.e., research, execution only, etc.);

•	unusual trends (such as higher than usual rates or a large volume of business directed to an unknown broker); and

•	potential conflicts of interest (such as directing brokerage to a broker who makes client referrals to Shenkman Capital).

At the end of the meeting, the Compliance Officer will prepare, or cause to be prepared, notes or a report summarizing the meeting.

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APPENDIX D

POLICY AND PROCEDURES RELATING TO

SOFT DOLLAR AND DIRECTED BROKERAGE ARRANGEMENTS

I.	Statement of Policy

Although Shenkman Capital does not currently participate in any soft dollar arrangements, Shenkman Capital may use “soft dollars” for research and brokerage services that provide lawful and appropriate assistance to Shenkman Capital in carrying out its investment decision-making responsibilities, as permitted under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934.

Soft Dollars refers to the practice of using commission dollars to recognize broker-dealers for investment research and brokerage execution services provided by the broker to a money manager.

Research refers to advice provided either directly, electronically or in hard copy as to the value of securities, the advisability of investing in, purchasing or selling securities and the availability of securities or purchasers or sellers of securities. Research also includes research reports (including market research); certain financial newsletters and trade journals; software providing analysis of securities portfolios; corporate governance research and rating services; attendance at certain seminars and conferences; discussions with research analysts; meetings with corporate executives; consultants’ advice on portfolio strategy; data services (including services providing market data, company financial data, and economic data); advice from brokers on order execution; and certain proxy services and other information that assists a portfolio manager in making investment decisions or evaluating the performance of accounts.

Brokerage refers to services related to the execution, clearing and settlement of securities transactions and functions incidental thereto (i.e., connectivity services between an investment manager and a broker- dealer and other relevant parties such as custodians); trading software operated by a broker-dealer to route orders; software that provides trade analytics and trading strategies; software used to transmit orders; clearance and settlement in connection with a trade; electronic communication of allocation instructions; routing settlement instructions; post trade matching of trade information; and services required by the SEC or a self regulatory organization such as comparison services, electronic confirms or trade affirmations.

Products that have a “mixed use” will be evaluated to determine an appropriate allocation of the research and non-research uses of the product. The cost of such products will be paid using both hard and soft dollars, the hard dollars being paid by Shenkman Capital for the non-research portion and soft dollars for the research portion.

Directed Brokerage refers to instances in which a client retains the discretion to choose brokers and instructs Shenkman Capital to direct portfolio transactions (or a position thereof) to a particular broker- dealer.

II.	Soft Dollar Procedures

In the event Shenkman Capital participates in soft dollar arrangements, Shenkman Capital shall implement procedures in connection with the approval, use and allocation of soft dollars, and shall amend this policy to reflect the same.

III.	Directed Brokerage

In certain instances, clients may seek to limit or restrict Shenkman Capital’s discretionary authority in making the determination of the brokers with whom orders for the purchase or sale of securities are placed for execution, and the commission rates at which such securities transactions are effected. Clients may seek to limit Shenkman Capital’s authority in this area by directing that transactions (or some specified percentage of transactions) be executed through specified brokers in return for portfolio evaluation or other services deemed by the client to be of value. Any such client direction must be in writing, and should contain a representation from the client that the arrangement is permissible under its governing laws and documents.

Shenkman Capital will make appropriate disclosure in writing to clients who direct trades to particular brokers, that with respect to their directed trades, they will be treated as if they have retained the investment discretion that Shenkman Capital otherwise would have in selecting brokers to effect transactions and in negotiating commissions and that such direction may adversely affect Shenkman Capital’s ability to obtain best price and execution. In addition, Shenkman Capital will inform the client in writing that its orders may not be aggregated with other orders and that direction may hinder best execution.

IV.	Special Considerations for ERISA Clients

A retirement or ERISA plan (including state pension plans) client may direct all or part of portfolio transactions for its account through a specific broker or dealer in order to obtain goods or services on behalf of the plan. Such direction is permitted provided that the goods and services provided are reasonable expenses of the plan incurred in the ordinary course of its business for which it otherwise would be obligated and empowered to pay, and provided that the allocation is consistent with Shenkman Capital being able to obtain best execution. However, ERISA prohibits directed brokerage arrangements when the goods or services purchased are not for the exclusive benefit of the plan. Consequently, Shenkman Capital will request that plan sponsors who direct plan brokerage to provide a letter documenting that this arrangement will be for the exclusive benefit of the plan.

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APPENDIX E

PROCEDURES REGARDING

TRANSACTIONS BETWEEN CLIENT ACCOUNTS

I.	Statement of Policy

In certain instances, it may be beneficial to clients to execute transactions between client accounts (each, a “Cross Trade”). Cross Trades that comply with Shenkman Capital’s policies and applicable laws may be conducted, among other reasons, to achieve liquidity for a client (e.g., a partial redemption or account liquidation) or to satisfy client investment guidelines.

Cross Trades are not permitted if they would constitute principal trades or trades for which Shenkman Capital or its affiliates are compensated as brokers unless client consent has been obtained. For purposes of the foregoing, transactions between a client account and: (i) an account of Shenkman Capital and/or its affiliates; or (ii) an account at least 25% of which is comprised of interests held by Shenkman Capital and/or its affiliates, will be deemed a principal trade. Also, Shenkman Capital may not authorize a Cross Trade if the trade would result in a material conflict of interest involving any relevant party.

In addition, Cross Trades will not be conducted with an ERISA account (including a private investment vehicle that has substantial benefit plan investors and is subject to ERISA, e.g., Primus High Yield Bond Fund, L.P.) or public pension plans. Also, any proposed Cross Trade involving a registered investment company client may only be conducted in accordance with the policies and procedures duly adopted by each such client.

Any investment subject to a Cross Trade must be on Shenkman Capital’s Approved List at the time of the Cross Trade. Additionally, Cross Trades must be conducted in accordance with Shenkman Capital’s Policy and Procedures Regarding Allocation Among Investment Advisory Clients (see Appendix B to the Compliance Manual). For the avoidance of doubt, opportunities to participate in Cross Trades must be afforded to client accounts with similar investment objectives fairly over time.

Executing Cross Trades can be advantageous to clients on both sides of the transaction. The “selling client” sells the investment for more than the bid price (i.e., the price it would have received in the open market) and the “buying client” purchases the investment at less than the ask price (i.e., the price it would have paid in the open market).

II.	Procedures

A. Shenkman Capital’s procedures with respect to Cross Trades are as follows:

1.	A Portfolio Manager will provide the Compliance Officer with a list of each proposed Cross Trade which sets forth:

(a)	the proposed client accounts that will be involved in the Cross Trade;

(b)	the investment that is to be transacted; and

(c)	the rationale for conducting the Cross Trade.

2.	The Compliance Officer will review each Cross Trade to confirm that:

(a)	the relevant client accounts are eligible to enter into the proposed Cross Trade (i.e., not ERISA, in accordance with the client’s policies);

(b)	the proposed Cross Trade will not constitute a principal transaction;

(c)	the rationale for conducting the proposed Cross Trade is appropriate given the relevant facts and circumstances;

(d)	the proposed Cross Trade would not result in a material conflict of interest to any relevant party; and

(e)	the proposed Cross Trade complies with Shenkman Capital’s policies and procedures.

3.	The Compliance Officer will notify the Portfolio Manager if the requested Cross Trade is approved or rejected.

4.	If required, notice will be provided to the relevant client(s) seeking their consent to the trade(s) (e.g., principal transactions). In such case, the Compliance Officer will notify the Portfolio Manager when said consent is received and the Cross Trades can be effected.

5.	If a Cross Trade is approved, the security will be valued in accordance with Shenkman Capital’s Policy and Procedures for the Pricing of Portfolio Securities (See Appendix G to the Compliance Manual). Generally, this means that the security will be bought/sold at the mean of the bid and ask prices as of the close of business on the day of the trade. The pricing must be provided by a third party broker dealer that makes a market in the relevant security. Relevant backup information for the pricing as well as the name and contact at the broker will be made available to each client upon request.

6.

If a broker is needed to settle a Cross Trade, a third party broker, selected in accordance with Shenkman Capital’s applicable policies and procedures, will be used. The relevant investment will be sold to the selected broker, and simultaneously purchased by the other client at the same price plus a fee not greater than 1/4th of a point (i.e., $0.25).

7.	Any settlement related fees and expenses incurred in a Cross Trade will be shared equally by the buyer and seller (e.g., ClearPar settlement fees for bank loan trades).

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APPENDIX F

ERROR AND REALLOCATION PROCEDURES

I.	Statement of Policy

When an error (as described below) is made on behalf of a client account, Shenkman Capital will use its best efforts to break or otherwise correct the trade. Shenkman Capital is responsible for its own errors and not the errors of other persons, including third party brokers and custodians, unless otherwise expressly agreed to by Shenkman Capital.

Trading errors (i.e., when an order is not executed according to the portfolio manager’s instructions due to a mistake of fact or other similar reason, including when there is a fundamental difference between Shenkman Capital’s records and the executing broker’s records) and order errors (i.e., when an order is not suitable or appropriate for the client because of investment restrictions or regulatory limitations, changed circumstances, inadvertent duplication, processing error or other similar reason) will be corrected in accordance with the procedures set forth herein. For illustration purposes only and by no means the only type of errors, some examples of errors include:

(i) Trading Error	A Portfolio Manager places a buy order at a price of $100.25, the Trader bought the bond at a price of $101.25, the trade was confirmed with the broker at a price of $101.25 and the trade settled at a price of $101.25.

(ii) Trading Error	A Portfolio Manager places a buy order and the Trader executed the order as a sell.

(iii) Order Error	A bond in the tobacco industry was purchased for an account that is restricted from purchasing securities issued by tobacco companies.

(iv) Order Error	A buy order is appropriately executed for 250 bonds at a price of 102.50. The trade is input for 2500 bonds at 102.50.

For the avoidance of doubt, a “trading error” or an “order error” will be deemed to occur only once the trade is reflected in Shenkman Capital’s portfolio management system (PORTIA or WSO). Prior to such time, trades will be considered “orders in progress.” Team members should bear in mind that Shenkman Capital’s order management system (Bloomberg AIM) interacts with PORTIA throughout each day and that it is the team member’s responsibility to determine whether or not a particular trade is reflected in PORTIA and, thus, whether the procedures set forth in this policy are applicable.

II.	Procedures

A.	Trading Errors and Order Errors

1.	Shenkman Capital will use its best efforts to assure that orders are entered and executed correctly; however, to the extent that an error occurs, it is to be reported to the Compliance Officer as soon as it is discovered so that it may be corrected as soon as practicable. In general, the team member who caused the error should report it to the Compliance Officer, and they will work together with the appropriate departments or team members to determine the best course of action to take to resolve the error.

2.	Bloomberg AIM contains a pre-trade restrictions module that screens each trade for compliance with that account’s investment restrictions before an order is placed for such account and prevents the processing of trades that fall outside of a client’s investment restrictions. If an order falls outside the scope of a client’s investment guidelines, the order is “locked out” of Bloomberg AIM. The Portfolio Manager must then modify the order so that it complies with applicable client guidelines. An order that is modified before it is sent to the trading desk and acted upon by the traders is not viewed as an order error because Bloomberg AIM prevents the order from being made such that the trade cannot be executed. Alternatively, the Portfolio Manager can speak with a member of the Compliance team regarding the proposed order and whether it falls within applicable client guidelines. If it is determined that the trade would fall within the applicable client guidelines and would not cause an order error, a compliance team member will give the Portfolio Manager authority to “override” the violation. A trade cannot be allocated to a client account if a violation is identified unless the trade has been reviewed by a member of the compliance team.

3.	Under no circumstances should any trade be broken or cancelled by any team member unless such action is specifically authorized by the Compliance Officer.

4.	An “Error Log” will be prepared and maintained by the Compliance Department. At a minimum, the Error Log should include the date of the error, the type of error, the name of the person who reported the error, the transaction type, the name of the account(s) involved, a description of the circumstances giving rise to the error, the name of the security and amount involved, the transaction price, the identity of the compliance team member who reviewed the error and the details of how the error was resolved. Additionally, the Compliance Department shall maintain appropriate documentation with respect to all errors.

5.	Any errors resulting from unique circumstances not described herein shall be resolved on a case-by-case basis. In such event, a brief summary of the events giving rise to the issue and its resolution will be prepared and maintained by the Compliance Department in the Error Log.

B.	Trade Reallocations

As a fiduciary, Shenkman Capital must serve the interests of its clients. Therefore, a reallocation will only be approved by the Compliance Department to the extent it is determined to be in the best interests of the client.

1.	There are a variety of circumstances in which a trade may need to be reallocated after its initial allocation. For instance, an order that did not satisfy the client’s investment guidelines but was not “locked out” of AIM or a trade that was inadvertently allocated to the wrong account. If a trade must be reallocated , a reallocation request must be sent to the Compliance Department via e-mail (compliance@shenkmancapital.com) for approval. The reallocation request should include the details of the transaction, including the date, transaction type, the name of the account(s) affected, the reason for requesting the reallocation, the name of the security and amount involved, the name of the account(s) to which the security will be reallocated and the reason for the reallocation thereto. A member of the compliance team will review each request to determine if a reallocation is warranted under the circumstances.

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NOTE: A reallocation request will only be necessary if the trade is reflected in PORTIA or WSO. Prior to such time, the trade will be considered an “order in progress.” As a reminder, Bloomberg AIM interacts with PORTIA throughout each day and it is the team member’s responsibility to determine whether or not a particular trade is reflected in PORTIA and, thus, whether these trade reallocation procedures are applicable.

2.	Unless otherwise determined by the Compliance Officer, a trade approved for reallocation will be reallocated at the original transaction price notwithstanding that the reallocation may occur after the original trade date. The original transaction price may or may not be the same price for which Shenkman Capital could purchase (or sell) that security on the date it is reallocated.

3.	A “Reallocation Log” will be prepared and maintained by the Compliance Department. At a minimum, the Reallocation Log should include the date of the request, the name of the person making the request, the applicable Portfolio Manager, transaction type, the name of the account(s) affected, the reason for the reallocation request, the name of the security and amount involved, the transaction price, the name of the account(s) to which the security will be reallocated and the reason for the reallocation thereto and the identity of the compliance team member that approved the reallocation. Additionally, the Compliance Department shall maintain appropriate documentation with respect to all trades for which reallocation approval is granted.

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APPENDIX G

POLICY AND PROCEDURES FOR

THE PRICING OF PORTFOLIO SECURITIES

I.	Statement of Policy

It is important that Shenkman Capital accurately value client securities. Shenkman Capital’s fee is based on a percentage of the client’s account value and inaccurate security valuations could cause Shenkman Capital to over- or undercharge the client. In addition, inaccurate security valuations could cause Shenkman Capital’s performance presentations to be misleading.

When determining security valuations for any particular account, Shenkman Capital must follow any valuation methodologies that have been agreed to with the client. Any proposed special methodologies shall be reviewed for reasonableness by the Compliance Officer and the Portfolio Manager for the account and set forth in the advisory agreement with the client. Valuation methodologies for private funds should be set forth in the offering memorandum for the fund or its organizational documents.

II.	Procedures

Securities will generally be valued in accordance with Shenkman Capital’s Security Pricing Procedures, as set forth in the Portfolio Administration Department Manual from time to time.

APPENDIX H

POLICY AND PROCEDURES

TO DETECT AND PREVENT INSIDER TRADING

These Policy and Procedures to Detect and Prevent Insider Trading (“Insider Trading Policy”) are designed to assist Shenkman Capital and team members of Shenkman Capital (including temporary and per diem employees) in preventing “insider trading.” Since its inception, Shenkman Capital has strictly adhered to a policy of requiring full compliance with applicable laws, rules and regulations. With the increasing complexity of Shenkman Capital’s business, it is appropriate to restate Shenkman Capital’s policies relating to trading practices.

Shenkman Capital will update this Insider Trading Policy from time to time to effect any necessary changes, and utilize any other means it deems proper to communicate further developments in either the law or Shenkman Capital’s business. This Insider Trading Policy will be re-distributed no less frequently than once a year and should be re-read by each team member at such time. It is imperative that all team members read, understand and adhere to the policies and procedures set forth herein.

Material Non-Public Information; Insider Information; Confidential Information; Penalties

The securities laws are designed to assure that the securities markets are fair and honest, that material information regarding an issuer is publicly available, and that a security’s price and volume are determined by the free interplay of economic forces. Therefore, trading (by Shenkman Capital or its team members) on the basis of material, non-public information, regardless of its source, violates Shenkman Capital’s policy, and may also violate the anti-fraud provisions of the federal securities laws. It is also illegal to “tip” or pass such material, non-public information on to others if there is a reasonable suspicion that they will misuse such information.

The law with respect to insider trading and particularly the applicability of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10(b)(5) to the purchase or sale of publicly-held debt securities is unclear. Although Section 10(b) and Rule 10(b)5 are clearly applicable to the trading of equity securities, their applicability to the trading of debt securities and other derivative securities is less certain. It had long been assumed that the investment and trading of debt securities was purely a function of credit analysis (including the consideration of ratings of such securities) and accordingly that Rule 10(b)(5), governing fraud in connection with the sale or purchase of a security, would therefore not apply to such transactions. Recent legal theories have been propounded that tend toward the extension of Rule 10(b)(5) to publicly traded debt securities and other derivative securities.

While there is no bright-line definition of what exactly constitutes “inside information,” it is generally considered to be information about a company, not known to the general public, which might be considered important to someone in deciding whether or not to buy or sell the securities of that company. For the purposes of this Insider Trading Policy, insider information will be deemed to be:

a.	Information received from an officer, director or employee of an issuer;

b.	Information from a person with a relationship to the issuer, such as an investment banker, accountant or attorney; and

c.	In the context of a proposed or ongoing tender offer, information that came directly or indirectly from the issuer or the bidder, if it is non-public, or any other information you know or should know is non-public.

d.	One should assume information is material if:

(i)	it would affect the price of the issuer’s securities if it were public; or

(ii)	knowledge of this information by an average prudent investor would influence his judgment to buy or sell such securities.

The type of information outlined above should be considered material, and no trading should be effected or recommended in the issuer’s securities, nor should this information be given to others, inside or outside Shenkman Capital, until such information has been publicly disseminated. If a team member has questions about the materiality of any inside information they have received, they should contact Shenkman Capital’s Compliance Officer, Richard H. Weinstein.

Furthermore, material information may not be traded on unless and until it has been disseminated and the market has had time to react to the information. In general, information is disseminated when it has been disclosed by the issuer in an SEC filing (e.g., an 8-K) or released to the media and a reasonable period of time has elapsed to allow this information to be distributed and analyzed. All team members are to take precautions to make certain that material, non-public information is not acquired, even inadvertently, by others who have no legitimate business reason to be aware of such information. If anyone has questions or doubts regarding whether certain information is material or non-public, he or she must discuss such matter with Shenkman Capital’s Compliance Officer before communicating such information to anyone.

Set forth below is a list of potentially material corporate developments. This list is not complete, and depending on the facts, some items listed may not be material. If any team member knows of any of the following events, negotiations or proposals, or is doubtful as to the materiality of such non-public information he or she may have received from an issuer or a third person concerning an issuer or its securities, he or she should consult with the Compliance Officer. The list of corporate developments includes, but is not limited to:

1.	a joint venture, merger, acquisition, exchange or tender offer;

2.	the declaration or omission of or change in dividends or the determination of earnings;

3.	the acquisition or loss of a significant contract;

4.	a significant new product or discovery;

5.	a change in control or a significant change in management;

6.	a call of securities for redemption;

7.	the borrowing of a significant amount of funds;

8.	the public or private sale of a significant amount of additional securities;

9.	significant litigation;

10.	the purchase or sale of a significant asset or assets;

11.	a significant change in capital investment plans;

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12.	a significant labor dispute or dispute with subcontractors or suppliers;

13.	an event requiring the filing of a report under the Securities Exchange Act;

14.	establishment of a program to make purchases of the issuer’s own shares;

15.	a tender or exchange offer for another issuer’s securities;

16.	significant write-offs or changes in the issuer’s earnings or projections;

17.	a significant change in operations such as curtailment of operation, a significant decline in orders, or major cost overruns;

18.	defaults on long-term obligations or under the terms thereof; and

19.	cash flow or other liquidity problems such as decreased collection from customers, decrease or loss of credit from banks, suppliers or other financial institutions, or inability to meet obligations as they mature.

If the issuer does not publicly disclose material information of which Shenkman Capital or a team member is aware, the Compliance Officer should be contacted before any action is taken concerning the issuer’s securities.

Confidential information is also to be considered material, non-public information. Confidential information is information that is either “hard information,” for example, research or analysis done by Shenkman Capital or other information known only to Shenkman Capital as the result of a team member being an “insider” of the issuer. If a team member is a director, officer, or more than 10% beneficial shareholder of another company, he or she is considered an insider with respect to that company. Such confidential information should be disclosed to Shenkman Capital’s Compliance Officer at the start of such person’s employment or upon reading of this Insider Trading Policy. Please note that Shenkman Capital may, from time to time, require that team members disclose if they, or members of their immediate family, serve as an officer or director to a publicly traded company.

The consequences for violating the insider trading laws are severe, for both the individual and Shenkman Capital. Individually, criminal convictions can result in prison sentences of up to ten years, and/or fines up to three times the profits gained (or losses avoided). These convictions have not just been limited to lawyers and accountants, but have included account executives, computer/word processors, proofreaders, office managers, accounting clerks, and receptionists. Even without a criminal conviction, any violation of the policies discussed in this Insider Trading Policy is sufficient grounds for immediate dismissal of a team member from Shenkman Capital.

The corporation or entities that employ persons who misuse material, non-public information also face severe civil and criminal penalties as “Controlling Persons.” Controlling Persons may be fined for civil violations up to the greater of $1,000,000 or three times the profit gained (or losses avoided). Criminal penalties can be as high as $2,500,000 for entities and $1,000,000 for individuals, and prison terms can extend up to ten years. In addition, companies have been fined solely for not adopting adequate insider trading policies (or not enforcing existing policies). Therefore, compliance with this Insider Trading Policy by all team members is essential and mandatory.

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Restrictions on Trading; Restricted List

It is a violation of Shenkman Capital policy to trade in securities as to which Shenkman Capital or a team member is in possession of any material, non-public information. A team member may not deal in securities where he or she knows that the particular transaction would, if effected, involve the team member or Shenkman Capital in a conflict of interest. As these situations can sometimes be ambiguous, the following policies and procedures are designed to aid team members of Shenkman Capital in making decisions involving the trading of securities.

In order to prevent securities violations, especially insider trading, Shenkman Capital will, from time to time, prepare and circulate a list describing various securities that team members are prohibited from, or limited in dealing with, due to the potential for securities violations inherent in such dealing (the “Restricted List”). The Restricted List is to be considered confidential information by team members and therefore its contents should not be discussed with anyone outside of Shenkman Capital. In addition, knowledge that a particular security is on another company’s list can be considered material, non-public information and should be treated accordingly.

The Restricted List will be updated from time to time. This list will contain securities about which Shenkman Capital may possess material, non-public information (“restricted securities”). All trading in restricted securities, whether for discretionary client accounts, Shenkman Capital accounts, or team member accounts, is strictly prohibited. If a security is taken off the Restricted List, an updated version will be distributed and a contact person will be identified in case any questions arise involving such security.

Personal Trading; Pre-Clearance of Trades; Brokerage Accounts

Shenkman Capital permits personal trading, so long as this trading does not distract the team member from his or her job responsibilities or in any way compromise the interests of Shenkman Capital or Shenkman Capital’s clients, or otherwise violate Shenkman Capital’s prohibition against divulging confidential information or its policy against insider trading set forth herein. Shenkman Capital’s Code of Ethics and Policies Governing Personal Securities Transactions (the “Code of Ethics”) contains restrictions on the personal securities trading of team members subject thereto. Personal securities transactions that would be permissible under the Code of Ethics are nevertheless still subject to this Insider Trading Policy.

Additionally, to be able to ascertain when a potential violation has occurred, all team members who are subject to the Code of Ethics must comply with the reporting requirements set forth therein and are required to provide written notice to the Compliance Officer prior to opening an account through which securities may be traded or held for themselves and their immediate family members who live with them or to whom they provide material support. This requirement applies to all types of securities transactions, including, but not limited to, purchases or sales of stock, bonds, shares of U.S. registered investment companies advised or sub-advised by Shenkman Capital, loans, futures, warrants, options, private placement securities and partnership interests.

A copy of the Code of Ethics is set forth as Appendix I to Shenkman Capital’s Compliance Manual.

In furtherance of these goals, Shenkman Capital may also maintain an Exception Report in order to record any transaction by a team member or a client account involving a restricted security where it appears material non-public information was utilized. Such transactions may be investigated by the Compliance Officer at his sole discretion.

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“Chinese Walls”

In light of Shenkman Capital’s dealings in other types of securities and products, it is essential that team members limit the internal flow of material, non-public information as much as possible. Material, non- public information should only be communicated on a “need to know” basis. Accordingly, material information regarding a company should be shared only with those team members dealing in the same type of security unless otherwise deemed necessary. For example, those team members dealing in high- yield securities should not share material, non-public information acquired as a result of such dealing, with those team members dealing in equities, bank loans or other securities of the subject company or otherwise. Shenkman Capital understands that from time to time it may be necessary to share information with a team member dealing in another type of issuer security. Such team member will be allowed access to the necessary information only with the consent of the Compliance Officer at his sole discretion.

If you have any questions regarding this Insider Trading Policy or if a situation arises where you have any doubt as to whether these policies apply, please promptly contact the Compliance Officer.

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APPENDIX I

CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

INTRODUCTION

This Code of Ethics and Policies Governing Personal Securities Transactions (the “Code”) has been adopted by Shenkman Capital with respect to Shenkman Capital’s investment advisory services to all of its clients (each, a “Client”), including U.S. registered investment companies or series thereof advised or sub-advised by Shenkman Capital (each, a “Fund”). The Code establishes standards and procedures for the detection and prevention of inappropriate personal securities transactions by persons having knowledge of the investments and investment intentions of a Client and addresses other situations involving a potential conflict of interest. Definitions of underlined terms are included in Annex 1.

This Code is intended to ensure that persons subject to the Code conduct themselves in accordance with the following principles:

(i)	the duty at all times to place first the interests of Clients;

(ii)	the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s responsibility and position of trust;

(iii)	the fundamental standard that Shenkman Capital personnel not take inappropriate advantage of their positions; and

(iv)	the duty at all times to comply with all applicable state and federal securities laws.

1.	WHO IS COVERED BY THIS CODE

This Code applies to all directors, officers and team members of Shenkman Capital. Certain provisions apply only to Access Persons and portfolio managers. Shenkman Capital forbids any Access Person from engaging in any conduct which is contrary to this Code or Shenkman Capital’s Policies to Detect and Prevent Insider Trading and similar or related policies and procedures. All Access Persons are subject to the Code’s restrictions and requirements regarding opening securities accounts, effecting securities transactions, reporting securities transactions, maintaining information and documents in a confidential manner, and other matters.

Failure to comply with this Code is a very serious matter and may result in disciplinary action, including, among other things, monetary fines, profit disgorgement, and suspension or termination of employment.

2.	PRE-CLEARANCE REQUIREMENT

Access Persons. All Access Persons must obtain prior written approval from the Review Officer (Richard Weinstein) or Assistant Review Officer (as designated by the Review Officer from time to time) before engaging in any personal securities transactions involving: (i) the securities of any company; (ii) shares of a Fund; (iii) an initial public offering; (iv) the private placement of securities; and (v) an investment opportunity of limited availability. FOR THE AVOIDANCE OF DOUBT, ALL ACCESS PERSONS ARE REQUIRED TO PRE-CLEAR PERSONAL SECURITIES TRANSACTIONS INVOLVING THE SECURITIES OF INVESTMENT GRADE, HIGH YIELD RATED, AND NON-RATED COMPANIES. Approvals will generally be valid until the close of business on the next business day after approval is granted.

This pre-clearance requirement does not apply to transactions involving municipal bonds, mutual funds (other than a Fund), closed-end funds, exchange traded funds (ETFs), and exchange traded notes (ETNs).

3.	PROHIBITED TRANSACTIONS

(a)	All Directors, Officers and Team Members:

(i)	Prohibition Against Fraudulent Conduct. No director, officer or team member may use any information concerning a security held or to be acquired for a Client Account or his or her ability to influence any investment decisions, for personal gain or in a manner detrimental to the interests of a Client. In addition, no director, officer or team member shall, directly or indirectly:

(1)	employ any device, scheme or artifice to defraud a Client or engage in any manipulative practice with respect to a Client;

(2)	make to a Client, any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or

(4)	engage in any manipulative practice with respect to a Client.

(ii)	Confidentiality. Except as required in the normal course of carrying out their business responsibilities, no director, officer or team member shall reveal information relating to the investment intentions or activities of any Client, or securities that are being considered for purchase or sale on behalf of any Client Account.

(b)	Access Persons. In addition to the restrictions in Section 3(a), Access Persons are subject to the following restrictions:

(i)	Blackout Period. Access Persons shall not purchase or sell a Covered Security that is held in a Client Account in a transaction over which such Access Person has direct or indirect influence or control on a day during which he or she knew or should have known a Client Account has a pending “buy” or “sell” order in that same security until that order is executed or withdrawn. For purposes of this Section 3, the: (i) common stock and any fixed income security of an issuer shall not be deemed to be the same security; (ii) non-convertible preferred stock of an issuer shall be deemed to be the same security as the fixed income securities of that issuer; (iii) convertible preferred stock of an issuer shall be deemed to be the same security as both the common stock and fixed income securities of that issuer; and (iv) the options of an issuer shall be deemed to be the same as the common stock of that issuer.

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(1)	Blackout Period Exclusions. The following transactions shall not be prohibited by this Code and are not subject to the pre-clearance requirements of Section 2 or the limitations of Section 3(b):

(A)	purchases or sales over which the Access Person has no direct or indirect influence or control (for this purpose, you are deemed to have direct or indirect influence or control over the accounts of a spouse, minor children and relatives residing in the Access Person’s home);

(B)	purchases which are part of an automatic reinvestment plan;

(C)	purchases or sales which are non-volitional on the part of the Access Person; and

(D)	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

(ii)	Undue Influence. Access Persons shall not cause or attempt to cause any Client Account to purchase, sell or hold any security in a manner calculated to create any personal benefit to them and shall not recommend any securities transactions for a Client Account without having disclosed their interest, if any, in such securities or the issuer thereof, including, without limitation: (i) Beneficial Ownership of any securities of such issuer; (ii) any position with such issuer or its affiliates; and (iii) any present or proposed business relationship between the Access Person (or any party in which he or she has a significant interest) and such issuer or its affiliates.

(iii)	Corporate Opportunities. Access Persons shall not take personal advantage of any opportunity properly belonging to a Client.

(iv)	Other Prohibited Transactions. Access Persons shall not:

(1)	induce or cause a Client Account to take actions or to fail to take action, for personal benefit rather than for the benefit of the Client Account;

(2)	establish or maintain an account at a broker-dealer, bank or other entity through which securities transactions may be effected without written notice to the Review Officer or Assistant Review Officer prior to or promptly after establishing such an account;

(3)	use knowledge of portfolio transactions of a Client Account for their personal benefit or the personal benefit of others; or

(4)	violate the provisions of the federal or state securities laws.

(c)	Initial Public Offerings. Access Persons may not directly or indirectly acquire securities in an initial public offering without prior written approval from the Review Officer or Assistant Review Officer, which must be sought in accordance with the pre- clearance requirements of this section.

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(d)	Private Placements. Access Persons may not directly or indirectly acquire securities in a private placement unless the Review Officer or Assistant Review Officer determines whether the investment opportunity is appropriate, and therefore should be reserved, for a Client, and whether such opportunity is being offered to the Access Persons by virtue of Shenkman Capital’s relationship with the Client. Any Access Persons who has taken a personal position through a private placement will be under an affirmative obligation to disclose that position in writing to the Review Officer or Assistant Review Officer if he or she plays a material role in the Client’s subsequent investment decision regarding the same issuer; this separate disclosure must be made even though the Access Persons has previously disclosed the ownership of the privately placed security in compliance with the pre-clearance requirements of this section. Once disclosure is given, an independent review of the Client’s investment decision will be made.

(e)	High Yield Securities. Access Persons may not directly or indirectly acquire high yield fixed income securities and cross over fixed income securities. High yield fixed income securities include bonds and convertible securities that have a credit rating equal to or lower than BB+ or Ba1 or are not rated, but have a non-investment grade credit profile. Cross over fixed income securities include bonds and convertible securities that are rated in the BBB/Baa1 category by one rating agency and the BB/Ba1 category by another rating agency.

(f)	Service As a Director. Access Persons shall not serve on the boards of directors of publicly traded companies, absent prior authorization based upon a determination by the Review Officer or Assistant Review Officer that the board service would not conflict with the interests of any Client.

(g)	Portfolio Managers. In addition to the restrictions set forth in this Section 3, no portfolio manager shall purchase or sell a Covered Security within seven calendar days before a Client Account trades in that same security and such portfolio manager made or participated in making the recommendation to trade that security for a Client Account. Any profits realized on trades within this proscribed period shall be disgorged and given to charity.

4.	REPORTING REQUIREMENTS

(a)	Reporting. Access Persons, must report to the Review Officer or Assistant Review Officer the information described in this Section with respect to transactions in any Covered Security in which they have, or by reason of such transaction acquire, any direct or indirect beneficial ownership.

(b)	Exclusions from Reporting. Purchases or sales in Covered Securities in an account in which the Access Person has no direct or indirect control or with respect to transactions effected pursuant to an automatic investment plan are not subject to the reporting requirements of this Section.

(c)	Initial Holding Reports. No later than ten (10) days after an Access Person becomes subject to this Code he or she must report the following information:

(i)	the title, ticker or CUSIP, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person has any direct or indirect Beneficial Ownership as of the date he or she became subject to this Code;

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(ii)	the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the Access Person’s direct or indirect benefit as of the date he or she became subject to this Code; and

(iii)	the date that the report is submitted.

(d)	Quarterly Transaction Reports. No later than ten (10) days after the end of a calendar quarter, Access Persons must report the following information:

(i)	with respect to any transaction during the quarter in a Covered Security (whether or not publicly traded) in which the Access Person has (or had), or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

(1)	the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

(2)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	the price of the Covered Security at which the transaction was effected; (4) the name of the broker, dealer or bank with or through which the transaction was effected; and

(5)	the date that the report is submitted.

(ii)	with respect to any account established by the Access Person in which any Covered Securities (whether or not publicly traded) were held during the quarter for your direct or indirect benefit:

(1)	the name of the broker, dealer or bank which established the account;

(2)	the date the account was established; and

(3)	the date that the report is submitted.

(e)	Annual Holdings Reports. Annually, all Access Persons must report the following information (which information must be current as of a date no more than thirty (30) days before the report is submitted):

(i)	the title, ticker or CUSIP, number of shares and principal amount of each Covered Security (whether or not publicly traded) in which the Access Person had any direct or indirect beneficial ownership;

(ii)	the name of any broker, dealer or bank with whom you maintain an account in which any securities are held for his or her direct or indirect benefit; and

(iii)	the date that the report is submitted.

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(f)	Certification of Compliance. All Access Persons are required to certify annually (in the form of Appendix Q to the Manual) that they have received, read and understood the Code (and any amendments hereto) and recognize that they are subject to the Code. Further, all Access Persons are required to certify annually that they have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

(g)	Alternative Reporting. The submission to the Review Officer or Assistant Review Officer of duplicate broker trade confirmations and statements on all securities transactions shall satisfy the reporting requirements of this Section 4.

(h)	Report Qualification. Any report may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Securities to which the report relates.

(i)	Account Opening Procedures. All Access Persons shall provide written notice to the Review Officer or Assistant Review Officer prior to or promptly after opening any account with any entity through which a Covered Securities transaction may be effected. In addition, Access Persons must promptly:

(i)	provide full access to a Client, its agents and attorneys to any and all records and documents which a Client considers relevant to any securities transactions or other matters subject to the Code;

(ii)	cooperate with a Client, or its agents and attorneys, in investigating any securities transactions or other matter subject to the Code;

(iii)	provide a Client, its agents and attorneys with an explanation (in writing if requested) of the facts and circumstances surrounding any securities transaction or other matter subject to the Code; and

(iv)	promptly notify the Review Officer or Assistant Review Officer or such other individual as a Client may direct, in writing, from time to time, of any incident of noncompliance with the Code by anyone subject to this Code.

5.	AUTHORITY TO EXEMPT TRANSACTIONS

The Review Officer or Assistant Review Officer has the authority to exempt any Access Person or any personal securities transaction of a Access Person from any or all of the provisions of this Code if the Review Officer or Assistant Review Officer determines that such exemption would not be against any interests of a Client. The Review Officer or Assistant Review Officer shall prepare and file a written memorandum of any exemption granted, describing the circumstances and reasons for the exemption.

6.	REVIEW OFFICER

(a)	Duties of Review Officer. Mr. Richard H. Weinstein, the Compliance Officer of Shenkman Capital, has been appointed as the Review Officer. From time to time, the Review Officer may appoint one or more individuals to act as Assistant Review Officer(s). The Review Officer or the Assistant Review Officer shall:

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(i)	review all securities transaction and holdings reports and maintain the names of persons responsible for reviewing these reports;

(ii)	identify all persons subject to this Code who are required to make these reports and promptly inform each person of the requirements of this Code;

(iii)	compare, on a quarterly basis, all Covered Securities transactions with each Client’s completed portfolio transactions to determine whether a Code violation may have occurred;

(iv)	maintain or cause to be maintained a signed acknowledgement by each person who is then subject to this Code; and

(v)	identify persons who are Access Persons and inform those persons of their requirements to obtain prior written approval from the Review Officer or Assistant Review Officer prior to directly or indirectly acquiring ownership of a security that is subject to the pre-clearance requirements of this Code.

(b)	Potential Trade Conflict. When there appears to be a transaction that conflicts with the Code, the Review Officer or Assistant Review Officer may request a written explanation of the person’s transaction. If after post-trade review, it is determined that there has been a material violation of the Code, a report will be made by the Review Officer or Assistant Review Officer with a recommendation of appropriate action to the President or Directors of Shenkman Capital.

(c)	Required Records. The Review Officer or Assistant Review Officer shall maintain or cause to be maintained:

(i)	a copy of any code of ethics adopted by Shenkman Capital which has been in effect during the previous six (6) years in an easily accessible place;

(ii)	a record of any violation of any code of ethics and of any actions taken as a result of such violation, in an easily accessible place for at least six (6) years after the end of the fiscal year in which the violation occurs;

(iii)	a copy of each report made by anyone subject to this Code as required by Section 4 for at least six (6) years after the end of the fiscal year in which the report is made, the first three (3) calendar years plus the calendar year-to-date in an easily accessible place;

(iv)	a list of all persons who are, or within the past six (6) years have been, required to make reports or who were responsible for reviewing these reports pursuant to any code of ethics adopted by Shenkman Capital, in an easily accessible place;

(v)	a copy of each written report and certification required pursuant to Section 6(e) of this Code for at least six (6) years after the end of the fiscal year in which it is made, the first three (3) calendar years plus the calendar year-to-date in an easily accessible place; and

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(vi)	a record of any decision, and the reasons supporting the decisions, approving the acquisition by Access Persons of privately placed securities for at least six (6) years after the end of the fiscal year in which the approval is granted.

(d)	Post-Trade Review Process. Following receipt of trade confirms and statements, transactions will be screened for violations of the Code, including the following:

(i)	same day trades: transactions by Access Persons occurring on the same day as the purchase or sale of the same security by a Client Account for which they are an Access Person.

(ii)	portfolio manager trades: transactions by a portfolio manager within seven calendar days before a Client Account trades in that same security and such portfolio manager made or participated in making the recommendation to trade that security for a Client Account.

(iii)	potential conflicts: transactions by Access Persons in securities, which are or have been held by a Client Account or are being or have been considered by Shenkman Capital for purchase by a Client Account.

(iv)	other activities: transactions which may give the appearance that an Access Person has executed transactions not in accordance with this Code.

(e)	Submission to Fund Board. The Review Officer or Assistant Review Officer shall at least annually prepare a written report to the Board of Directors of a Fund listed in Annex 3 that:

(i)	describes any issues under this Code or its procedures since the last report to the Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

(ii)	certifies that Shenkman Capital has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

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CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

ANNEX 1: DEFINITIONS

(a)	Access Person means:

(i)	each director or officer of Shenkman Capital, any team member or agent of Shenkman Capital, or any company in a control relationship to Shenkman Capital who, in connection with the person’s regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by Shenkman Capital on behalf of a Client Account, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(ii)	any director or team member of Shenkman Capital, or other person, who provides investment advice on behalf of Shenkman Capital and is subject to the supervision and control of Shenkman Capital who: (a) has access to non-public information regarding any Clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any Fund; or (b) who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public; and

(iii)	any natural person in a control relationship to Shenkman Capital who obtains information concerning recommendations made to a Client by Shenkman Capital with regard to the purchase or sale of Covered Securities by Shenkman Capital on behalf of a Client Account.

(b)	Act means the Investment Company of 1940, as amended.

(c)	Beneficial Owner shall have the meaning as that set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, except that the determination of direct or indirect beneficial ownership shall apply to all Covered Securities which an Access Person owns or acquires. A beneficial owner of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest (the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities) in a security.

Indirect pecuniary interest in a security includes securities held by a person’s immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in- law, brother-in-law, or sister-in-law (including adoptive relationships).

(d)	Control means the power to exercise a controlling influence over the management or policies of a company, unless this power is solely the result of an official position with the company. Ownership of 25% or more of a company’s outstanding voting securities is presumed to give the holder thereof control over the company. This presumption may be rebutted by the Review Officer or Assistant Review Officer based upon the facts and circumstances of a given situation.

(e)	Covered Security means any security except:

(i)	direct obligations of the Government of the United States;

(ii)	banker’s acceptances and bank certificates of deposits;

(iii)	commercial paper and debt instruments with a maturity at issuance of less than 366 days and that are rated in one of the two highest rating categories by a nationally recognized statistical rating organization;

(iv)	repurchase agreements covering any of the foregoing; and

(v)	shares of registered open-end investment companies other than exchange-traded funds and a Fund.

(f)	Purchase or sale includes, among other things, the writing of an option to purchase or sell.

(g)	Security held or to be acquired by a Client Account means

(i)	any Covered Security which, within the most recent 15 days (x) is or has been held by the applicable Client Account or (y) is being or has been considered by the Client or its investment adviser for purchase by the applicable Client; and

(ii)	any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

ANNEX 2

List of Access Persons

As of September 1, 2011

Employee	Access Person	As of Date
Jordan Barrow	X	June 21, 2004
Ted Bernhard	X	May 30, 2001
Brenda Boolukos	X	September 20, 2010
Teresa Cappella	X	July 13, 2009
Erin Cavanagh	X	August 1, 2007
Alexander Chan	X	October 4, 2010
Aspasia Christopoulos	X	May 30, 2001
Christopher Cody	X	May 9, 2011
Ray Condon	X	May 27, 2003
Stephanie Cram		February 9, 2011
Jennifer Danis	X	March 26, 2007
Anna Danowska	X	February 19, 2008
Peter DeMasi	X	November 27, 2006
Eric Dobbin	X	April 3, 2006
Tom Doerner	X	May 8, 2006
Paul Drane	X	May 15, 2006
Daniel Eaton	X	December 1, 2010
Jonathan Eng	X	March 1, 2007
Christopher Fischman	X	June 20, 2007
Christopher Fitzgerald	X	August 9, 2010
Mark Flanagan	X	May 30, 2001
Jace Fletcher	X	June 6, 2011
Nicole Foote	X	September 14, 2009
Francis Gallo	X	November 4, 2002
Jeffrey Gallo	X	September 6, 2005
Chris Gault	X	June 1, 2010
Jesse Girald	X	October 2, 2006
Sandra Guja	X	April 27, 2007
Paula Hackert		May 30, 2001
Michelle Haggerty	X	November 3, 2003
Kim Hekking	X	May 30, 2001
Jason Hodes	X	May 30, 2001
Justin Hylwa	X	July 9, 2007
Jelena Ivic	X	April 11, 2011
Shawn Kaye	X	April 21, 2003
Nicholas Keyes	X	December 13, 2004
Robert Kim	X	January 1, 2009
Adam Kurzer	X	April 2, 2009
Scott Leahy	X	May 2, 2005

Employee	Access Person	As of Date
Amy Levine	X	November 12, 2002
Charles Li	X	December 13, 2010
Stephanie Lopez	X	August 27, 2007
Eric Lovelace	X	August 2, 2010
Nicole Lupo	X	June 23, 2003
Robert Magness	X	January 6, 2004
John Magnoli	X	June 18, 2007
Juliana Maitan	X	June 24, 2010
Arelys Martinez	X	May 30, 2001
Andrew Mastrone	X	May 16, 2007
Michael McCaffery	X	January 2, 2007
Joshua McCord	X	June 12, 2006
Evan McGee	X	December 31, 2003
Eileen Meara	X	May 30, 2001
Kristen Morell	X	September 1, 2011
Alexander Ng	X	May 13, 2011
Kwok Ng	X	December 23, 2002
Garrett Olson	X	June 13, 2011
Emilio Orecchia	X	May 5, 2009
Lawrence Paltrowitz	X	December 6, 2001
Dana Pecorella	X	December 15, 2009
Andrew Rice	X	January 10, 2007
Robert Rosenson	X	April 2, 2007
Matthew Russ	X	July 11, 2011
Nicholas Sarchese	X	January 8, 2003
Jonathan Savas	X	April 12, 2004
Kevin Scheinkopf	X	February 11, 2010
Amy Schmidt	X	August 15, 2011
Steve Scholz	X	April 13, 2009
Steve Schweitzer	X	May 30, 2001
Kim Scinto	X	September 1, 2011
Stephen Sharkey	X	November 27, 2006
Andrew Shenkman	X	January 20, 2009
Greg Shenkman	X	June 30, 2003
Mark Shenkman	X	May 30, 2001
Jennifer Sheridan	X	November 15, 2011
Todd Shirak	X	March 24, 2003
Justin Slatky	X	February 28, 2011
Joseph Sorensen	X	November 19, 2002
Lauren Sorensen	X	September 1, 2005
Sharon Souto	X	November 10, 2008
Alexi Tikhomirov	X	September 1, 2011
Lulefer Vinca	X	May 26, 2009
Neil Wechsler	X	July 1, 2002
Richard Weinstein	X	May 30, 2001
Anna Weissman	X	November 30, 2009

Employee	Access Person	As ofDate
Frank Whitley	X	lvlay 30, 2001
Thomas Whitley	X	March 28, 2008

CODE OF ETHICS AND POLICIES GOVERNING

PERSONAL SECURITIES TRANSACTIONS

ANNEX 3

List of Funds

As of September 2011

1)	Harbor High-Yield Bond Fund

TICKER:	Inst:	HYFAX
	Inv:	HYFIX
	Admin:	HYFRX

2)	MEMBERS High Income Fund

TICKER:	Class A:	MHNAX
	Class B:	MHNBX

3) Ultra Series High Income Fund

TICKER:	N/A

4)	Old Westbury Global Opportunities Fund

TICKER:	OWGOX

5)	Vantagepoint Diversifying Strategies Fund

TICKER:	VPDAX

6)	Harbor Convertible Fund

TICKER:	Inst:	HACSX
	Inv:	HICSX
	Admin:	HRSCX

7)	JPMorgan Access Balanced Fund

TICKER:	JXBSX

8)	JPMorgan Access Growth Fund

TICKER:	JXGSX

9)	Guidestone Funds Defensive Market Strategies Fund

TICKER:	Inst:	GDMYX
	Retail:	GDMZX

APPENDIX J

PRIVACY POLICY AND PROCEDURES AND

PROGRAM FOR PROTECTING CLIENT INFORMATION

Statement of Policy

Shenkman Capital is committed to protecting the confidentiality and security of current and former consumer, customer, and employee information that it collects and will disclose such information only in accordance with Regulation S-P, the Connecticut Act Concerning the Confidentiality of Social Security Numbers (the “CT Act”), the Standards for the Protection of Personal Information of Residents of the Commonwealth of Massachusetts (the “MA Law”) any other applicable law, rules and regulations, and this privacy policy (“Privacy Policy”). For the avoidance of doubt, the CT Act and the MA Law only apply to clients that are individuals and residents of the applicable state.

I.	Background

Regulation S-P, the CT Act and other applicable law limit the circumstances under which an adviser or employer may disclose nonpublic personal information about a client or employee to other persons. Such information includes, but is not limited to, a social security number (“SSN”), driver’s license number, state identification card number, an account number, a credit or debit card number, a passport number, an alien registration number, a health insurance identification number, any other information capable of being associated with a particular individual through one or more identifiers, and personally identifiable non-public financial information, as well as any list or grouping of individuals that is derived from such personally identifiable non-public financial information (collectively, “Personal Information”). The MA Law establishes minimum standards to be met in connection with the safeguarding of Personal Information of Massachusetts residents.

Regulation S-P requires an adviser to disclose to all of its clients its privacy policies. Furthermore, the CT Act requires employers to publish or publicly display this Privacy Policy. Shenkman Capital has implemented this Privacy Policy and the following Program for Protecting Personal Information (the “Program”) to comply with Regulation S-P, the CT Act, the MA Law, and other applicable law.

II.	Summary of Regulation S-P

Regulation S-P has four key features:

A.	An adviser must provide notice to its clients about its privacy policies;

B.	An adviser may only disclose Personal Information about clients to a nonaffiliated third party if it provides an initial privacy notice and a notice giving consumers the opportunity to “opt- out” from the adviser’s disclosure of the information;

C.	A client may request that his or her Personal Information not be disclosed to nonaffiliated third parties (although certain information required for processing transactions is still permitted to be disclosed); and

D.	An adviser must adopt a program reasonably designed to: (i) ensure the security and confidentiality of client records and information; (ii) protect against any anticipated threats or

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hazards to the security or integrity of client records and information; and (iii) protect against unauthorized access to or use of client records or information that could result in substantial harm or inconvenience to any client.

III.	Summary of the CT Act

The CT Act has three key components:

A.	Any person that collects Personal Information must safeguard the data, computer files, and documents containing the information from misuse by third parties;

B.	Any person, including an employer, that collects Personal Information which includes SSNs must: (i) protect the confidentiality of the SSNs; (ii) prohibit the unlawful disclosure of the SSNs; and (iii) limit access to the SSNs; and

C.	Any person that seeks to dispose of Personal Information must destroy, erase, or make unreadable such data, computer files, and documents prior to disposal.

IV	Requirements of MA Law

To the extent that customer information is electronically stored or transmitted, information safeguards will include the following computer system security requirements to the extent technically feasible1:

A.	Secure user authentication protocols, including (i) control of user IDs and identifiers, (ii) a reasonably secure method of assigning and selecting passwords or use of unique identifiers, (iii) control of passwords to ensure their safekeeping, (iv) restriction of access to active users and active accounts only, and (v) blocking access after multiple unsuccessful login attempts;

B.	Secure access control measures which (i) restrict access to customer information to those who require such access to perform their job and (ii) assign unique identifications and passwords;

C.	Reasonable monitoring systems to prevent unauthorized access;

D.	Up-to-date firewall protection, operating system security patches, and system security software; and

E.	Employee training on proper use of these information safeguards.

V.	Privacy Policy

A.	Scope. Shenkman Capital has adopted this Privacy Policy, which applies to Shenkman Capital, the private investment vehicles it manages, and Shenkman Capital’s affiliates. Shenkman Capital conducts its business affairs primarily through its team members, to whom this Privacy Policy applies, as well as protects. To the extent that service providers are utilized in servicing accounts or administering employment-related matters with respect to Shenkman Capital’s team members, confidentiality agreements which comply with applicable law will be put into place.

B.	Service Providers. Shenkman Capital will direct each service provider to adhere to this Privacy Policy with respect to all current and former client and team member Personal Information, and to take all actions reasonably necessary so that Shenkman Capital is in compliance with this Privacy Policy.

[1]	Technically feasible” means any reasonable means of technology to achieve a required result.

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C.	Privacy Notices. Under Regulation S-P, Shenkman Capital must provide an initial privacy notice to its “customers” at the time the advisory relationship is established and annually thereafter, and provide an initial privacy notice to its “consumers” before it discloses Personal Information.

1.	Consumers. A “consumer” is an individual who obtains from an adviser financial products that are to be used primarily for personal, family or household purposes, such as one-time investment advice. Shenkman Capital must provide an initial privacy notice to its consumers before Shenkman Capital discloses the consumer’s Personal Information to a nonaffiliated third party (other than as necessary to process consumer transactions). Shenkman Capital is not required to send a privacy notice to consumers if Shenkman Capital discloses nonpublic information about its consumers to third parties only pursuant to certain exceptions. Shenkman Capital may satisfy the initial notice requirement by sending a “short form” notice that explains how the consumer may obtain the adviser’s privacy notice.

2.

Customers. A “customer” is a consumer who uses the product or service of Shenkman Capital on an on-going basis (such as receiving continuous investment advice).[1] Shenkman Capital must provide an initial privacy notice when Shenkman Capital establishes the customer relationship (such as when an investor enters into an advisory contract) and annually thereafter.

D.	Content of Customer Privacy Notices. The initial and annual privacy notices must contain the following information:

1.	Categories of Personal Information collected by Shenkman Capital;

2.	Categories of Personal Information disclosed by Shenkman Capital;

3.	Categories of affiliates and non-affiliates to whom Shenkman Capital discloses the Personal Information;

4.	Categories of Personal Information about former customers disclosed by Shenkman Capital and the categories of affiliates and non-affiliates to whom it is disclosed;

5.	If Personal Information regarding consumers is disclosed to third parties, an explanation of the right of those consumers to “opt-out” of such disclosure; and

6.	A general description of Shenkman Capital’s policies and practices with respect to protecting the confidentiality and security of Personal Information.

The initial privacy notice will be delivered with Part II of Shenkman Capital’s Form ADV, the investment advisory agreement for separate accounts or subscription agreement for private investment vehicle investors that is given to customers at the start of the advisory

[1]	All “customers” are also “consumers,” but not all consumers are customers.

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relationship. The annual notice will be mailed to each customer, generally accompanying the annual distribution of ADV Part II. The Compliance Officer will review and update the privacy notice at least annually.

The Notice of Privacy Policy is attached as Annex 1.

E.	Opt-Out Notice. If Shenkman Capital plans to disclose the Personal Information of a consumer (other than pursuant to certain exceptions), Shenkman Capital will provide its consumers a reasonable means to “opt-out” of the disclosure of that information, in compliance with Regulation S-P. Once a consumer elects to opt-out, Shenkman Capital must honor the election as soon as reasonably practicable. The opt-out election remains in effect until the consumer revokes it. Shenkman Capital’s employees are not permitted to “opt-out” with respect to the disclosure of Personal Information.

VI.	Administration of Privacy Policy

A.	Designation of Responsibility. The Compliance Officer shall be responsible for implementing this Privacy Policy and all questions regarding this Policy should be directed to the Compliance Officer.

B.	Amendment of the Privacy Policy. The Privacy Policy may be amended only by action of the Compliance Officer.

C.	Non-Compliance. A team member will report to the Compliance Officer any material breach of this Privacy Policy of which the team member has become aware. Upon being informed of any such breach, the Compliance Officer is authorized to take any such action he deems necessary or appropriate to enforce this Privacy Policy and otherwise comply with Regulation S-P, the CT Act, or other applicable law.

VII.	Program for Protecting Personal Information

The Compliance Officer and his delegates are responsible for implementing and maintaining this Program for Protecting Personal Information.

A.	Identifying Internal and External Risks. The Program is designed to identify foreseeable internal and external risks to the security, confidentiality and integrity of Personal Information, including any record containing Personal Information about a customer or employee of Shenkman Capital, whether in paper, electronic, or other form, that is handled or maintained by or on behalf of Shenkman Capital or its affiliates, that could result in the unauthorized or unsecure disclosure, misuse, alteration, destruction or other compromise of the relevant Personal Information. An assessment and evaluation will be made of the likelihood and potential damage of these threats, the sufficiency of any safeguards in place to control such risks and, where appropriate, the Program will be revised to address such risks (the “Risk Assessment”). At a minimum, the Risk Assessment will include a consideration of the risks in each of Shenkman Capital’s areas of operation, including:

1.	Employee training and management, including instructing and periodically reminding team members of Shenkman Capital’s legal requirement and policy to keep Personal Information secure and confidential;

2.	Information systems, including network and software design, as well as information processing, storage, transmission, retrieval and disposal; and

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3.	Detecting, preventing and responding to attacks, intrusions, or other system failures.

B.	Design and Implementation of Safeguards. Information safeguards will be designed and implemented to control the risks identified through the Risk Assessment, and the effectiveness of the safeguards’ key controls, systems and procedures will be regularly tested or otherwise monitored.

C.	Personal Information Disposal. In the event Shenkman Capital wishes to dispose of any Personal Information, it must, in addition to complying with its books and records requirements, destroy, erase, or otherwise make unreadable such data prior to its disposal. Hence, any electronic file or document, or any other form of record that contains any Personal Information, must made unreadable when it is disposed.

D.

Overseeing Service Providers. Reasonable steps will be taken to determine that the service providers[1] who have been selected and retained by Shenkman Capital, at a minimum, maintain sufficient Personal Information safeguard and destruction procedures to detect and respond to security breaches. Moreover, reasonable procedures will be implemented to discover and respond to widely-known security failures by service providers. Finally, all contracts with service providers must contain assurances that such service providers have implemented and will maintain such safeguard and destruction procedures.

E.	Evaluation and Maintenance of the Program. The Program will be periodically adjusted, as necessary or appropriate, based on: (i) results of testing and monitoring pursuant to the Program; (ii) any material changes to the business and operation of Shenkman Capital; and (iii) any other circumstances that may have a material impact on Shenkman Capital’s information security system.

[1]

A “service provider” is any person or entity that receives, maintains, processes, or otherwise is permitted access to Personal Information through its provision of services directly to Shenkman Capital. This may include: core processing; information and transaction processing and settlement activities; Internet-related services; security monitoring; systems development and maintenance; aggregation services; digital certification services, and call centers. If any third party receives, maintains, processes, or otherwise is permitted access to Personal Information as a result of its duties for Shenkman Capital, then it would be considered a service provider.

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APPENDIX J

ANNEX 1

NOTICE OF PRIVACY POLICY

As a valued client of SHENKMAN CAPITAL MANAGEMENT, INC. and as required by federal law and regulations, we are providing this notice to you so that you know what kind of information we collect about you and the circumstances in which that information may be disclosed to third parties. We are committed to handling information regarding our clients, investors, and former clients and investors in a responsible manner. Accordingly, we do not disclose nonpublic personal information about our clients, investors, and former clients and investors to third parties other than as described below.

We collect information about you (such as your name, address, social security number or tax identification number, assets, investment experience, transaction history, wire transfer instructions and income or revenue) from our discussions with you, from documents that you may deliver to us and in the course of providing services to you. We may use this information to provide services to you, to open an account for you, to process a transaction for your account, to respond to court orders or legal and regulatory investigations or otherwise in furtherance of our business. In order to best serve you and effect transactions for your account, we may provide your personal information to our affiliates and to firms that assist us in serving you and have a need for such information, such as a broker or fund administrator. We may also disclose such information to service providers and financial institutions with which we have joint marketing arrangements (i.e., a formal agreement between nonaffiliated financial companies that together market financial products or services to you, such as placement agents). We require each third party service provider and financial institution with which we have joint marketing arrangements to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them. We do not otherwise provide information about you to outside firms, organizations or individuals except to our attorneys, accountants and auditors and as permitted by law.

Our team members are also required to protect the confidentiality of your nonpublic personal information and to comply with our established policies. They may access your personal information only when there is an appropriate reason to do so, such as to administer our services. We maintain physical, electronic and procedural safeguards that comply with federal standards to guard your personal information.

This privacy notice relates to the policy and practices of SHENKMAN CAPITAL MANAGEMENT, INC., Shenkman Capital Management, L.L.C. and each of the private investment funds advised by them, including Primus High Yield Bond Fund, L.P., Primus High Yield Bond Fund Ltd., Gamma Convertible Fund, L.P., Credos Floating Rate Fund, L.P., Credos Floating Rate Fund, Ltd., Fenwick Recovery Fund, L.P., Fenwick Recovery Fund, Inc., Brevis High Income Fund, L.P., Four Points Multi-Strategy Fund, L.P., Four Points Multi-Strategy Fund, Inc., Westbrook CLO, Ltd., Finsbury High Income Fund, and Finsbury Short Duration High Income Fund.

If you have any questions about this Privacy Notice, call (212) 867-9090 or e-mail us at legal@shenkmancapital.com.

APPENDIX K

PROXY VOTING POLICY AND PROCEDURES

Set forth below are the policies and procedures of Shenkman Capital with respect to proxy voting. This statement does not attempt to describe every regulatory and compliance requirement applicable to proxy voting, but rather summarizes some of the issues involved and establishes general rules and procedures. Although this statement expressly addresses proxy voting, the policies and procedures set forth herein apply to any solicitation of votes with respect to securities held in a fully discretionary client account, such as, for example, the solicitation of the consent of the holders of fixed income securities to a proposed restructuring.

I.	POLICY

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are properly and timely exercised. When Shenkman Capital has discretion to vote the proxies of its clients, it will vote those proxies in the best interest of its clients and in accordance with this statement.

II.	PROXY VOTING PROCEDURES

(a)	Shenkman Capital will instruct each custodian for a discretionary client account to deliver to Shenkman Capital all proxy solicitation materials received with respect to the account. Shenkman Capital will review the securities held in its discretionary client accounts on a regular basis to confirm that it receives copies of all proxy solicitation materials concerning such securities. Shenkman Capital will vote all proxies on behalf of discretionary client accounts after carefully considering all proxy solicitation materials and other information and facts it deems relevant. A Portfolio Manager will make all voting decisions on behalf of a discretionary client account based solely on his/her determination of the best interests of that account. Shenkman Capital will use reasonable efforts to respond to each proxy solicitation by the deadline for such response.

(b)	All proxies received by Shenkman Capital will be sent to the Portfolio Administration Department for processing as follows:

(1)	maintain a record of each proxy received;

(2)	determine which accounts managed by Shenkman Capital hold the security to which the proxy relates;

(3)	forward the proxy to a Portfolio Manager together with a list of accounts that hold the security, the number of votes each account controls (reconciling any duplications), and the date by which Shenkman Capital must vote the proxy in order to allow enough time for the completed proxy to be returned to the issuer via the custodian prior to the vote taking place;

(4)	absent material conflicts (see Section IV), a Portfolio Manager will determine how Shenkman Capital should vote the proxy. The Portfolio Manager will send its decision on how Shenkman Capital will vote a proxy to the Portfolio Administration Department, which will be responsible for making sure the proxy has been completed and returned to issuer and/or the custodian in a timely and appropriate manner.

Shenkman Capital’s General Counsel shall monitor the firm’s processing of proxy statements to assure that all proxy statements are handled and processed in accordance with this statement. The General Counsel will designate one or more team members of the firm to be responsible for insuring that all proxy statements are received and that Shenkman Capital responds to them in a timely manner.

III.	VOTING GUIDELINES

Shenkman Capital will review all proxy solicitation materials it receives concerning securities held in a discretionary client account. Shenkman Capital will evaluate all such information and may seek additional information from the party soliciting the proxy and independent corroboration of such information when Shenkman Capital considers it appropriate and when it is reasonably available.

In the absence of specific voting guidelines from the client, Shenkman Capital will vote proxies in the best interests of each particular client, which may result in different voting results for proxies for the same issuer. Shenkman Capital believes that voting proxies in accordance with the following guidelines is in the best interests of its clients.

Generally, Shenkman Capital will vote FOR a proposal when it believes that the proposal serves the best interests of the discretionary client account whose proxy is solicited because, on balance, the following factors predominate:

(a)	the proposal has a positive economic effect on shareholder value; (b) the proposal poses no threat to existing rights of shareholders;

(c)	the dilution, if any, of existing shares that would result from approval of the proposal is warranted by the benefits of the proposal; and

(d)	the proposal does not limit or impair accountability to shareholders on the part of management and the board of directors.

Generally, Shenkman Capital will vote AGAINST a proposal if it believes that, on balance, the following factors predominate:

(a)	the proposal has an adverse economic effect on shareholder value;

(b)	the proposal limits the rights of shareholders in a manner or to an extent that is not warranted by the benefits of the proposal;

(c)	the proposal causes significant dilution of shares that is not warranted by the benefits of the proposal;

(d)	the proposal limits or impairs accountability to the shareholders on the part of management or the board of directors; or

2

(e)	the proposal is a shareholder initiative that Shenkman Capital believes wastes time and resources of the company or reflects the grievance of one individual.

Shenkman Capital will ABSTAIN from voting proxies when it believes that it is appropriate. Usually, this occurs when Shenkman Capital believes that a proposal will not have a material effect on the investment strategy it pursues for its discretionary client accounts.

IV.	CONFLICTS OF INTEREST

Due to the size and nature of Shenkman Capital’s operations and its limited affiliations in the securities industry, Shenkman Capital does not expect that material conflicts of interest will arise between it and a discretionary client account over proxy voting. Shenkman Capital recognizes, however, that such conflicts may arise from time to time, such as, for example, when Shenkman Capital or one of its affiliates has a business arrangement that could be affected by the outcome of a proxy vote or has a personal or business relationship with a person seeking appointment or re- appointment as a director of a company. If a material conflict of interest arises, Shenkman Capital will determine whether voting in accordance with the voting guidelines and factors described above is in the best interests of the client. Under no circumstances will Shenkman Capital place its own interests ahead of the interests of its discretionary client accounts in voting proxies.

If Shenkman Capital determines that the proxy voting policies do not adequately address a material conflict or interest related to a proxy, Shenkman Capital will provide the affected client with copies of all proxy solicitation materials received by Shenkman Capital with respect to that proxy, notify that client of the actual or potential conflict of interest, and of Shenkman Capital’s intended response to the proxy request (which response will be in accordance with the policies set forth in this statement), and request that the client consent to Shenkman Capital’s intended response. If the client consents to Shenkman Capital’s intended response or fails to respond to the notice within a reasonable period of time specified in the notice, Shenkman Capital will vote the proxy as described in the notice. If the client objects to Shenkman Capital’s intended response, Shenkman Capital will vote the proxy as directed by the client.

V.	DISCLOSURE

(a)	Shenkman Capital will disclose in its Form ADV, Part 2A that clients may contact Shenkman Capital (via e-mail or telephone) in order to obtain information on how Shenkman Capital voted such client’s proxies, and to request a copy of this statement. If a client requests this information, Shenkman Capital will prepare a written response to the client that lists, with respect to each voted proxy that the client has inquired about: (i) the name of the issuer; (ii) the proposal voted upon, and (iii) how Shenkman Capital voted the client’s proxy.

(b)	A concise summary of this statement will be included in Shenkman Capital’s Form ADV, Part II, and will be updated whenever these policies and procedures are updated. Shenkman Capital will arrange for a copy of this summary to be sent to all existing clients as part of its annual distribution of its Form ADV, Part 2A.

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VI.	RECORDKEEPING

Shenkman Capital will maintain files relating to its proxy voting procedures in an easily accessible place. Records will be maintained and preserved for six (6) years from the end of the fiscal year during which the last entry was made on a record, with the three (3) immediately preceding calendar years plus the current calendar year-to-date in an appropriate office of Shenkman Capital;. Records of the following will be included in the files:

(a)	copies of these proxy voting policies and procedures, and any amendments thereto;

(b)	a copy of each proxy statement that it receives; provided, however, that Shenkman Capital may rely on obtaining a copy of proxy statements from the SEC’s EDGAR system for those proxy statements that are so available;

(c)	a record of each vote that Shenkman Capital casts;

(d)	a copy of any document Shenkman Capital created that was material to making a decision how to vote proxies, or that memorializes that decision; and

(e)	a copy of each written client request for information on how Shenkman Capital voted such client’s proxies, and a copy of any written response to any (written or oral) client request for information on how Shenkman Capital voted its proxies.

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APPENDIX L

IDENTIFICATION OF CONFLICTS OF INTEREST

I.	Statement of Policy

Shenkman Capital owes its clients honesty and full disclosure. Accordingly, Shenkman Capital will conduct an annual review of its business practices to identify those areas that might pose a conflict of interest between Shenkman Capital and its clients. The Compliance Officer will assure that all relevant disclosure concerning potential conflicts of interest is included in Form ADV, will review existing policies and procedures designed to address such conflicts and will develop and implement additional policies and procedures, as needed.

II.	Potential Conflicts of Interest

In addressing potential conflicts of interest, Shenkman Capital will consider, and will disclose to clients, the following issues, among others, and will also explain how it addresses each potential conflict of interest:

1.	Proprietary Trading

Shenkman Capital permits officers, directors, team members, and affiliates to trade securities for their own accounts. Therefore, Shenkman Capital has an obligation to assure that team members do not “front-run” trades for clients or otherwise favor the team members’ own accounts. Shenkman Capital maintains a personal trading policy including pre-clearance procedures, to which team members will be subject, and will implement such other policies as are needed.

2.	Corporate Opportunities

Portfolio managers, through their position with Shenkman Capital, are in a position to take investment opportunities for themselves, before such opportunities are executed on behalf of clients. Portfolio managers owe a duty to Shenkman Capital and its clients to advance their interests. Shenkman Capital maintains a Code of Ethics, which includes procedures for personal trading for team members and affiliated accounts.

3.	Equitable Treatment of Accounts

If Shenkman Capital manages multiple client accounts, it may be inclined to favor certain accounts over others, particularly if the accounts pay different fees to Shenkman Capital. Shenkman Capital maintains an allocation policy to ensure that client accounts within a particular investment strategy are treated fairly over time. The Compliance Officer reviews allocations periodically to ensure that all accounts are treated fairly.

4.	Insider Trading

Portfolio managers, credit analysts and others, through their position with Shenkman Capital, are in a position to learn material non-public information, before it is made public. Such team members are in a position to trade in their personal accounts on such information, resulting in additional profits to the team member to the potential disadvantage of client accounts. Shenkman Capital maintains Policies and Procedures for the Prevention of Insider Trading and will require team members to certify, at least annually, that they are in compliance with such policy.

5.	Performance Fees

A.	If Shenkman Capital charges performance fees on any client accounts and shares those fees with the portfolio managers, such portfolio managers may be inclined to take investment risks for client accounts that are outside the scope of such client’s investment objectives and strategy.

B.	Shenkman Capital maintains procedures to review the holdings of each account periodically to assure that all securities in the account comply with the investment and risk parameters of such account.

C.	If Shenkman Capital charges a performance fee on accounts that receive “new issues,” Shenkman Capital may have a potential conflict of interest in allocating new issues to these accounts.

D.	Shenkman Capital maintains an allocation policy and the Compliance Officer will review allocations of new issues periodically to ensure that they are being allocated among all eligible accounts in an equitable manner.

6.	Cross Trades

If Shenkman Capital effects cross transactions between clients, even in situations in which it believes there is no disadvantage to its clients, such transactions may nonetheless create an inherent conflict of interest because Shenkman Capital has a duty to obtain the most favorable price for both the selling client and the purchasing client.

When engaging in cross transactions, Shenkman Capital will ensure that all parties to the transaction receive at least as favorable a price as would be received if the transaction were executed on the open market.

7.	Valuation of Client Accounts

If Shenkman Capital calculates its own advisory fees, it may have an incentive to over- value such accounts to either increase the fees payable by the client, or to conceal poor performance.

Shenkman Capital maintains a policy regarding the valuation of securities and the Compliance Officer will perform periodic reviews of valuation on specific accounts from time to time. In addition, performance results for private investment vehicles sponsored by Shenkman Capital will be audited at least annually by an independent auditor.

8.	Outside Business Activities

Outside business activities are strongly discouraged. In the event a team member engages in outside business activities, there is the potential that such activities will conflict with the team member’s duties to Shenkman Capital and its clients.

Shenkman Capital requires all team members to disclose any outside employment to principals of Shenkman Capital, who will identify any potential conflicts. In the event that a resolution to the conflict cannot be reached, the team member may be asked to terminate either his outside employment or his position with Shenkman Capital.

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9.	Business Gifts and Entertainment

As a general matter, Shenkman Capital discourages all team members from frequent social interaction with brokers/dealers because such interaction may inhibit its flexibility as well as may raise issues regarding their independence from brokerage firms. However, Shenkman Capital recognizes that interacting with brokers/dealers in a social environment may be necessary from time to time in order to foster business relationships. Thus, to the extent team members engage in social activity with brokers/dealers, such activity will be subject to the following policy.

Business entertainment, including, but not limited to, meals, cocktail receptions, golf outings, tickets to concerts, theater, cultural or sporting events, and other recreational activities and research conferences are permitted on an infrequent basis and if they are not of such high value as to raise a question of impropriety. However, absent exceptional circumstances, team members may only attend a business entertainment event hosted or provided by a broker/dealer if such broker/dealer is attending the event.

Every team member must:

(a)	give notice to Shenkman Capital’s Compliance Department before meeting any broker/dealer for any meals, receptions, or drinks; and

(b)	must obtain prior approval from the Compliance Officer to attend any recreational activity (i.e., a golf outing, concert, show, theater event, cultural or sporting event, or any other similar activity) with a broker/dealer.

Prior notice and requests for prior approval must each include: (i) the date, time and type of event; (ii) the name of the brokerage firm sponsoring the event; (iii) the name of the individual who provided the invitation; and (iv) the name of the Shenkman Capital team member(s) attending the event. Notice and prior approval requests should be given by sending an e-mail with the subject line “REQUEST FOR APPROVAL – BROKER INTERACTION” to the “Compliance” distribution list.

Shenkman Capital will monitor and analyze the impact of broker invitations to, as well as attendance at, broker sponsored entertainment events on an individual and firmwide basis, to determine whether such invitations or attendance raise a question of impropriety. The frequency of attendance at, and the cost and extravagance of, events are among the factors that may be considered when making this determination. Shenkman Capital may, in its sole discretion, prevent a team member or the entire firm from attending entertainment events hosted or provided by particular broker/dealers.

Team members may periodically give or receive gifts from clients, broker/dealers or service providers in order to establish a better working relationship. Such gifts may also be considered efforts to gain unfair advantage. Shenkman Capital maintains a policy regarding gifts requiring that all gifts: (a) fall within the “normal business practice” (generally not more than $100), and (b) are not excessive in value. Therefore, each team member of Shenkman Capital is prohibited from accepting any gift greater than $100 in value from any person or company that does business with Shenkman Capital, including fruit baskets, ties, wine, pen sets, or leather diaries that may be given during the holiday season. Shenkman Capital discourages anyone from becoming too closely identified with any single broker that routinely gives away gifts and free tickets.

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If a team member receives a gift, he/she must immediately notify the Compliance Department by sending an e-mail to the “Compliance” distribution list. The notification must include: (i) the name of the person and/or company that sent the gift; (ii) a description of the gift; and (iii) an estimate of the value of the gift (e.g., under or over $100). A member of the Compliance Department will inform the team member if there is an issue with the gift. The Compliance Department will maintain a log of all gifts received and the Chief Compliance Officer will periodically review this log to ensure that no team member is receiving excessive or frequent gifts from one or more sources. Team members are not required to give notice of gifts that are shared with the team at large, such as a gift basket that is placed in the kitchen or other public space and available to all team members.

If a team member would like to give a gift (whether in a personal or professional capacity) to a client or to any other person or company the firm does business with, they must obtain approval from the Chief Compliance Officer prior to giving the gift. A request for approval, including the name(s) of the recipient(s) and a description of the gift, should be sent to the “Compliance” distribution list with the subject line “REQUEST FOR APPROVAL – CLIENT GIFT.”

10.	Reporting Illegal or Unethical Behavior

Unethical or illegal conduct on the part of employees can damage an adviser’s ability to meet its fiduciary duties to clients. Shenkman Capital maintains a Code of Ethics, which states Shenkman Capital’s policies on various business conduct issues. Team members are encouraged to report to management any actual or suspected illegal or unethical conduct on the part of other team members of which they become aware or any situations in which they are concerned about the “best course of action.” In addition, team members are required to certify annually that they are in compliance with Shenkman Capital’s Code of Ethics. A violation of the Code of Ethics may be cause for immediate dismissal.

11.	Proxy Voting

If Shenkman Capital votes proxies for its clients, Shenkman Capital may be in a position where its interests conflict with the best interests of the client when determining how to vote. Shenkman Capital maintains a proxy voting policy, which sets forth Shenkman Capital’s policies in respect of conflicts of interest related thereto.

12.	Investments in Securities Issued by Clients

Shenkman Capital may also act as investment manager to companies that have, or may in the future have, non-investment grade securities outstanding (“Client Securities”). Shenkman Capital may purchase Client Securities for its client accounts. The Compliance Officer periodically monitors the materiality of Shenkman Capital’s firmwide holdings in Client Securities.

13.	Contrary Investment Positions

Shenkman Capital is not obligated to purchase or sell any security or other asset for any client account that it or its team members may purchase or sell for their own accounts or the account of any other client. Thus, Shenkman Capital may purchase a security in one

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portfolio while appropriately selling that same security in another portfolio. Certain accounts managed by Shenkman Capital may also be permitted to sell securities short. Accordingly, Shenkman and its team members may take short positions in equity securities of certain issuers for their own account or for the account of any other client at the same time the debt securities, convertible securities or bank loans of such issuers are held long in client accounts. Conversely, Shenkman and its team members may take long positions in equity securities of certain issuers for their own account or for the account of any other client at the same time the debt securities, convertible securities or bank loans of such issuers are sold out of client accounts. When Shenkman Capital or its team members engages in short sales of securities they could be seen as harming the performance of one or more clients for the benefit of the account engaging in short sales if the short sales cause the market value of the securities to fall. Shenkman Capital maintains a personal trading policy, including pre-clearance procedures, to which team members are subject, and will implement other policies as are needed. Shenkman Capital is not precluded from investing in securities of a company held in some of its client accounts in which such other of its clients have senior or subordinated rights relative to the other, or vice versa.

14.	Arrangements with Brokers or Affiliates of Brokers

From time to time, Shenkman Capital may have arrangements with brokers and/or affiliates of brokers who may recommend Shenkman Capital’s products or services to their respective clients (in such capacity, “Sponsors/Consultants”). Generally, Shenkman Capital does not compensate Sponsors/Consultants in connection with any such arrangements. Nevertheless, a conflict of interest may arise because Shenkman Capital may execute securities transactions on behalf of its clients through brokers who are, or who have affiliates who are, Sponsors/Consultants. As a fiduciary, Shenkman Capital has an obligation to obtain best execution for its clients. The allocation of transactions to brokers who are (or that have affiliates who are) Sponsors/Consultants is subject at all times to Shenkman Capital’s obligation to obtain best execution under the circumstances.

Shenkman Capital’s Compliance Officer will periodically monitor Shenkman Capital’s arrangements, if any, with Sponsors/Consultants and Shenkman Capital’s trading activity with brokers who are (or who have affiliates who are) Sponsors/Consultants to ensure that Shenkman Capital has obtained best execution in accordance with the policies and procedures set forth in Appendix C to the Compliance Manual from time to time.

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APPENDIX M

Business Continuity Plan

For

Shenkman Capital Management, Inc.

September 2011

1.	Introduction

SHENKMAN CAPITAL MANAGEMENT, INC. (“Shenkman Capital”) is an asset management firm specializing in leveraged finance. Shenkman Capital’s primary data facility (the “Data Center”) is located in New York, New York. This facility is leased by and contains equipment used and owned by Shenkman Capital. The hardware and software is operated and maintained by Shenkman Capital team members.

The New York Data Center also contains software systems owned by or leased Shenkman Capital and has active connectivity to a remote office in Stamford, Connecticut. The Stamford office also houses a backup data center, and has approximately 43 Shenkman Capital team members.

1.1	Scope

This Business Continuity Plan (the “Plan”) details the procedures to be implemented in response to a disaster that affects the Data Center facility located in New York, New York. This Plan documents Shenkman Capital’s recovery procedures and includes checklists and forms that should be used to manage and control the recovery of essential communications and computer services following a disaster. The Plan facilitates a firmwide state of readiness and requires prompt personnel response after a disaster has occurred.

1.2	Objectives

This Plan has been developed to accomplish the following objectives:

•	Avoid or mitigate any loss by minimizing the duration of a service interruption.

•	Monitor and assist in vendor assessment and repair of damage.

•	If necessary, restore all critical functionality at an alternate disaster recovery site.

•	Recover data and information critical to the operation of the corporation.

•	Manage the recovery operation in an organized and effective manner.

•	Restore all functionality to the primary site when available.

•	Prepare Shenkman Capital’s response team (the “BCP Response Team”) to respond effectively in disaster recovery situations.

The BCP Response Team has the responsibility of responding to short and long term disruptions of services. By developing, testing, and implementing the Plan, critical operations at the Data Center should be prepared to resume the processing of critical systems in a timely and organized manner following a disaster occurrence.

In order to accomplish these objectives, the Data Center will depend on support from management, end users, and staff departments. These point of contacts have been identified and included in this Plan.

1.3	BCP Responsibilities

This section defines the responsibilities for management, team members, special teams and vendors for planning and implementation of business continuity plans (“BCP Plans”).

Management

Shenkman Capital is responsible for developing BCP Plans and ensuring that such Plans are current. Further, management’s responsibility extends to the staffing and education of various levels of personnel such that the BCP Plan can be effectively implemented.

Team Members

Shenkman Capital team members are responsible for cooperating to the fullest extent possible if this Plan is invoked for any level of emergency.

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CONFIDENTIAL – SOLELY FOR USE BY TEAM MEMBERS OF SHENKMAN CAPITAL MANAGEMENT, INC.

NOT TO BE DISCLOSED OR USED BY ANY OTHER PERSON WITHOUT PRIOR PERMISSION

Special Teams

Special teams (“Special Teams”) are outlined in this Plan to execute specific aspects of the response and recovery operations. Members of these teams are responsible for ensuring that they are thoroughly familiar with the execution of the Plan. See Section 1.5 for more details

Vendors

Through the use of service level agreements and/or contracts, vendors are obligated to respond to the needs of Shenkman Capital to avoid or mitigate loss to Shenkman Capital.

1.4	Plan Review, Approval and Distribution

1.4.1	Plan Review

The Vice President - Information Technology (the “Plan Owner”), Chief Compliance Officer, and the President (“Business Head”) shall review this Plan on a semi-annual basis. The Plan Owner shall update the Plan on a semi-annual basis or sooner as required in response to environmental, technical, operating, or business changes. This review also serves as a process to assure that all holders of this Plan have a current copy and all related attachments.

The Plan shall be tested at least on an annual basis but may require testing on more frequent intervals in response to changes in the effectiveness of the Plan.

The Plan Owner will ensure that the Plan is maintained and updated to reflect changes in the environment and other factors that affect the Plan’s viability. Review of the Plan is required on a semi-annual basis. The schedule below reflects the next 12 months of scheduled reviews. In addition, any time there is a change in business as usual or business continuity procedures, a review must occur promptly after the change implementation. Significant changes that might affect Plan test outcome must be tested within 90 days of the change.

December 2011

April 2012

July 2012

This Plan was last reviewed on: September 2, 2011

1.4.2	Plan Distribution

All Department Heads and Special Teams will maintain a current copy of this Plan in a location outside their offices (home, car, etc.). The Plan will also be written to CD and held by the Plan Owner offsite.

1.5	BCP Response Team

The business continuity response team (“BCP Response Team”) consists of the following functional teams. Each team will have a primary and alternate (or backup) team leader. Additionally, there will be other functions that have key roles in the recovery process.

For a complete list of members of the BCP Response Team, see List - BCP Response Team of Appendix B.

A) The Recovery Chairman directs recovery activities and monitors the recovery effort and maintains contact with executive management to establish priorities and obtain corporate direction. The Recovery Chairman will request and coordinate staff department support for the recovery efforts.

Responsibilities include:

•	Authorize activation of the Plan.

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NOT TO BE DISCLOSED OR USED BY ANY OTHER PERSON WITHOUT PRIOR PERMISSION

•	Notify executive management of the disaster situation and BCP activities.

•	Notify staff department representatives of the Plan activation.

•	Conduct the recovery operation activation meeting.

•	Establish recovery operation objectives.

•	Coordinate with executive management during the recovery operation.

•	Direct all recovery operations.

B) The Recovery Headquarters Administrator provides administrative, clerical, and personnel communications support services to facilitate incoming and outgoing telephone calls.

Responsibilities include:

Manage the recovery headquarters communication efforts:

1.	Notification of department team members and Infrastructure Support Organizations (ISO)

2.	Other outgoing telephone calls

3.	Incoming telephone call control functions

Direct recovery headquarters activities throughout the recovery operation:

1.	24 hour personnel coverage

2.	Administrative and clerical activities

3.	Recovery status and expense reports

Maintain personnel location control information throughout the recovery operation

Coordinate staff department activities

C) The Damage Assessment & Salvage Restoration Manager controls and manages the damage assessment and restoration tasks for the computer equipment, communications facilities, and magnetic data. This Manager will establish and maintain interfaces with facilities, staff support, and vendors. All activities are directed toward avoiding or minimizing loss and resuming normal operations as quickly as possible. Responsibilities include:

Determine and provide management reports on the extent of damage and the salvageable status of:

1. Equipment

2. Supplies

3. Data

4. Work in progress

5. Documentation

Coordinate activities associated with switching to backup hardware

Coordinate move and storage of salvageable items

Coordinate the ordering, receipt, installation, and testing of repaired and replaced items

Start and Shutdown Applications

Monitor Application healthiness

Enforce data backup and rotation procedures during alternate site processing

Provide interface with:

1. Vendor representatives

2. Insurance representatives

3. Finance representatives

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D) The Recovery Status Coordinator team members provide the focal point for information exchange and the status of recovery activities. All recovery status will be collected and processed by this person.

The Recovery Headquarters is located at:

Location	Phone #	Description
262 Harbor Drive, 4th Floor Stamford, CT	T:(203) 348-3500 F:(203) 348-3508	Recovery Headquarters for Shenkman Capital at New York, NY

E) The Recovery Operations Manager controls and manages the recovery tasks that will either return operational capabilities to normal from the affected site after repairs have been completed, or from the designated alternate processing site. Efforts are focused on returning critical application support services to the end users.

Responsibilities include:

Direct all operations recovery activities at the alternate processing site

Coordinate activities with Recovery Headquarters Administrator throughout the recovery operation

Supervise retrieval activities from the off-site storage location Direct transportation of off-site materials to the recovery facility Supervise operational activities at the alternate processing site Monitor processing schedules

Maintain standard operating controls and procedures during alternate site processing

Restore the normal operations at the affected processing site when repaired

1.6	Annual Certification

This Plan will be tested on an annual basis. The Chief Compliance Officer and the Plan Owner will review the test results for any open items and failures to effectively implement the Plan. Any deficiencies in the Plan will be identified and a timeframe for corrective action as well as a re-test will be agreed upon by the Plan Owner and the Chief Compliance Officer.

2.	Business Impact Analysis

The Business Interruption Impact Analysis (BIA) identifies the risks to business, likelihood of occurrence, and impact of interruption. The BIA serves as the foundation for the development of the Plan.

2.1	Potential Causes of Business Interruptions

The potential causes of business interruptions are listed below:

1.	Natural Disasters or Calamities:

fires

explosions

earthquakes

storms

floods

2.	Equipment Failure:

leased line

multiplexor

router

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NOT TO BE DISCLOSED OR USED BY ANY OTHER PERSON WITHOUT PRIOR PERMISSION

backbone switch/hub

firewalls

host mainframe server

UPS

Storage Area Network (SAN)

3.	Utilities and Services Disruptions:

power

water

air-conditioning

communications

4.	People-related Disruptions including, but not limited to:

human error

bomb threat, security alert/breaches

security breaches

theft

computer hacking

viruses

disgruntled employees, labor disputes, work stoppages

civil unrest

5.	Disruptions in Support Units and Outsourced Operations:

Telecom vendors & external support organizations (i.e. Icorps)

Premises

2.2	Likelihood of Occurrence of Business Interruption

The likelihood of occurrence of the potential causes of business interruptions is categorized as follows:

1.	Low	- unlikely to happen but possible
2.	Medium	- likely to happen within the year
3.	High	- happens at least once a year

2.3	Impact of Potential Interruptions

The impact of potential interruptions can be quantified as follows:

1.	Low	- potential loss of less than 2 elapsed days
2.	Medium	- potential loss of 2 days but less than 10 days
3.	High	- potential loss of 10 days or greater

These categories should enable team members, as well as the BCP Response Team, to assess the risks and the level of impact and respond accordingly.

3.	Containment Strategy

Shenkman Capital technology team members work at the Shenkman Capital Data Center located in New York and Connecticut. All system administration work is done locally. Shenkman Capital owns the hardware, software and equipment located within the Data Center area located at New York. The backup systems are located in Connecticut.

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3.1	Reacting to a emergency business interruption

FIRST ALERT PROCEDURE

If building management contacts the Shenkman Capital Recovery Chairman of a potential disaster at the Data Center in New York, the Shenkman Capital Recovery Chairman should directly perform disaster verification. If building management contacts anyone other than the Shenkman Capital Recovery Chairman, that person will become the “First Alert” and should contact the Shenkman Capital Recovery Chairman or his backup with the following information collected from building management.

Information to Recovery Chairman or his backup
Your name and location
Phone number where you can be reached
Any information regarding attempted or actual contacts
Building management person’s name and phone # who alert you the disaster
Description of disaster
Record Time / Date

DISASTER VERIFICATION PROCEDURE

The Shenkman Capital Recovery Chairman verifies with Shenkman Recovery Headquarters that a disaster exists and should try to obtain all relevant information including as much as possible of the below list:

Information should be verified and collected by Recovery Chairman
Building management person’s name and phone #
Description of disaster
Preliminary report of damages and injuries: Personal Injuries Physical Damage Extent of Equipment Damage
Can access to the building be gained
Are there any immediate dangers or restrictions
Any information regarding Building management attempted or actual contacts
Building management Recovery Headquarters Location
Building management Recovery Headquarters Contact Name and Phone #
Building management BCP site Network Support - Contact Name and Phone #
Building management BCP site location for New York Data Center
Building management BCP site Data Center Support – Contact Name and Phone #
Building management BCP site Telecom Support – Contact Name and Phone #
Record Time / Date

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NOT TO BE DISCLOSED OR USED BY ANY OTHER PERSON WITHOUT PRIOR PERMISSION

The Shenkman Capital Recovery Chairman will notify the BCP Response Teams that a disaster situation exists and direct them to report to the Recovery Headquarters with their own copies of the Plan documentation.

Recovery Headquarters Location	Shenkman Capital Stamford office – Conference Room
Address	262 Harbor Drive, 4th Floor, Stamford, CT
Telephone/Fax	T: (203) 348-3500; F: (203) 348-3508

DISASTER ASSESSMENT / ACTIVATION PROCESS

When the BCP Response Team assembles at the Recovery Headquarters, Recovery Chairman will conduct the recovery operation activation meeting and maintain open channels of communication with building management and all vendors to ensure the following activities:

✓	CHECK

☐	Obtain updated facility and content damage reports from onsite management and/or local authorities.

☐

Obtain updated injury reports from onsite representatives and /or local authorities. Personal injury reports are an indication of the safety conditions at the NY facility should Shenkman Capital or vendor access be necessary

☐	If access is restricted, obtain an estimate of when access will be allowed by the authorities.

☐	Formulate a Plan “activation” or “termination” recommendation.

☐	Review the findings of the damage assessment and salvage restoration team if available.

☐	Determine the level of continuity of business plan activation requirements:

1.	Temporary Interruption – Computer facilities, equipment, and data are not seriously affected; the problem can be handled by Corporate Data Center Operations personnel, building engineers, or vendor personnel with a minimum of processing outage.

2.	Limited Disruption – Teams will be activated based on the affected areas.

3.	Full Disaster – All teams will be activated.

☐	If no further recovery activities are required, terminate all recovery activities.

☐	If recovery operations are required, activate the Plan. The Shenkman Capital Recovery Chairman (or Alternate) is authorized to initiate recovery operations.

☐	The Shenkman Capital Recovery Chairman will begin the Personnel Notification Procedure and the BCP Recovery Management Team start to prepare the BCP site.

The BCP Recovery Management Team Manager will notify End User Interface Team Manager of

☐

Inform all recovery personnel that when approached by news media representatives, they are to minimize adverse publicity by providing the following prepared statement, which has been approved by the Recovery Chairman or the President.

“The emergency is being handled in accordance with company emergency procedures. Our management team is meeting with the local authorities right now to review official information related to the incident. Management will be presenting a company statement very shortly. You will be invited and advised of the location.”

PERSONNEL NOTIFICATION PROCEDURE

After the Plan has been officially activated, the Shenkman Capital Recovery Chairman will use this procedure in conjunction with the List – individuals and organizations that must be notified (Appendix B) to alert senior management, and regional office manager.

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NOT TO BE DISCLOSED OR USED BY ANY OTHER PERSON WITHOUT PRIOR PERMISSION

After being notified by the Shenkman Capital Recovery Chairman, Each Department or head will also use this procedure in conjunction with the Shenkman Capital Organization chart (Appendix A) and corporate telephone list (Appendix C) to alert personnel in his/her department.

Important:	By using the following instructions, you will not alarm members of a family unnecessarily if the employee is working at the time of the disaster.

Procedure:

1.	If contact is made ask, “May I speak with (individual)?” If the individual is available, then provide the following information:

Brief description of the problem

Expected outage time

Location of recovery headquarters

Telephone number at the recovery headquarters

Any immediate action requirements as noted on the list

Inform personnel to make no public statements regarding the situation

Inform personnel that no calls are to be made to other employees. (This will avoid premature notification to families of personnel working at the time of the disaster.)

2.	If the individual is not available ask, “Where may I reach (individual)?”

If at any location other than work, get phone number, make call and provide the above information.

If individual is at work, indicate you will reach the individual at work. Do not discuss the disaster situation with person answering the phone.

3.	If no answer:

Record the time contacts were attempted and leave a voice message to call you back at a specified phone number.

Send e-mail with the above information and request receipt acknowledgement.

4.	If you cannot reach the individual because the contact information is invalid (i.e., wrong number, phone disconnected, etc.) take the following steps:

If person has moved, try to get the new telephone number and contact the individual. Notify management of incorrect contact information.

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APPENDIX N

REQUIRED BOOKS AND RECORDS

AND ELECTRONIC COMMUNICATIONS POLICY

REQUIRED BOOKS AND RECORDS:

I.	Statement of Policy

Adequate recordkeeping is an important aspect of the compliance program of Shenkman Capital. The Advisers Act (Rule 204-2) requires Shenkman Capital to make and keep true, accurate and current books and records relating to its Advisory business. All records of Shenkman Capital are subject at any time, to periodic, special, or other examinations by representatives of the SEC.

II.	Definitions

In general, Shenkman Capital must maintain two types of books and records; Business Records and Client Records.

Business Records – records relating to its advisory business; and

Client Records – records relating to its client relationships. Client Records include Custody, Investment Supervisory, and Proxy Voting Records.

•

Custody Records – If Shenkman Capital maintains “custody” of client securities or funds for certain client accounts, it must maintain records with respect to those accounts (“Custody Records”). Shenkman Capital is defined as having “custody” of client securities or funds if Shenkman Capital holds, directly or indirectly, client securities or funds or has authority to obtain possession of them.

•

Investment Supervisory Records – Since Shenkman Capital renders “investment supervisory services” to certain client accounts, it must maintain additional records with respect to those accounts (“Investment Supervisory Records”).

•	Proxy Voting Records – Since Shenkman Capital exercises proxy voting authority for certain client accounts, it must also maintain records with respect to those accounts (“Proxy Voting Records”).

III.	General Recordkeeping Requirements

A.	Business Records

The Advisers Act requires Shenkman Capital to maintain Business Records relating to its financial and business matters. Business Records include:

•	a journal or journals (including cash receipts and disbursement records) forming the basis of entries in any ledger;

•	ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

•	all check books, bank statements, cancelled checks and cash reconciliations of Shenkman Capital;

•	all bills or statements, paid or unpaid, relating to Shenkman Capital’s business;

•	all trial balances, financial statements, and internal working papers relating to Shenkman Capital’s business;

•	documents relating to the establishment and ongoing activities of Shenkman Capital’s business (and those of any predecessor); and

•

copies of Shenkman Capital’s compliance policies and procedures that are in effect, or at any time within the past six (6) years were in effect, and records documenting Shenkman Capital’s annual review of its compliance policies and procedures.

B.	Client Records

The Advisers Act also requires Shenkman Capital to maintain Client Records relating to its advisory relationship with clients. Client Records include:

•	all written agreements between Shenkman Capital and any client;

•

trade tickets or other similar documents reflecting each order given by Shenkman Capital for the purchase or sale of any security, or any instruction received by Shenkman Capital from a client concerning the purchase, sale, receipt or delivery of a particular security (including any modification or cancellation of any such order or instruction), showing:

•	the terms and conditions of the order, instruction, modification or cancellation;

•	the person connected with Shenkman Capital who recommended the transaction to the client and the person who placed the order;

•	the account for which the order was entered;

•	the date of entry;

•	the bank, broker or dealer by or through which the order was executed; and

•	whether the order was entered based on discretionary power;

•	originals of all written communications received and copies of all written communications sent by Shenkman Capital, including all electronic messages such as e-mail, relating to:

•	any recommendation made or proposed to be made and any advice given or proposed to be given;

•	any receipt, disbursement or delivery of funds or securities; or

•	the placing or execution of any order to purchase or sell any security, provided, however,

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(i)	that Shenkman Capital need not keep any unsolicited market letters and other similar communications of general public distribution not prepared by or for Shenkman Capital; and

(ii)	that, if Shenkman Capital sends any notice, circular or other advertisement offering any report, analysis, publication or other investment advisory service to more than ten (10) persons, Shenkman Capital need not keep a record of the names and addresses of the persons to whom it was sent, except that if such notice, circular or advertisement is distributed to persons named on any list, Shenkman Capital must retain with a copy of the notice, circular or advertisement a memorandum describing the list and the source thereof;

•	a list or record of all accounts in which Shenkman Capital is vested with any discretionary power, including powers of attorney and other evidence of discretionary power;

•

a copy of Shenkman Capital’s “Firm Brochure” (i.e., Part 2A of Shenkman Capital’s Form ADV or the written document provided to clients in lieu of Part 2A of Shenkman Capital’s Form ADV) and any amendments given or sent to any client or prospective client, with the dates that the material was given, or offered to be given, to any client or prospective client;

•

copies of the disclosure documents delivered to clients by solicitors (e.g., persons engaged by Shenkman Capital to obtain new investment advisory clients) and all written acknowledgments of receipt of these documents;

•	copies of circulars or other publications that Shenkman Capital distributes to ten (10) or more persons (Sales Literature);

•

all accounts, books, internal working papers and any other records or documents that relate to the calculation of the performance or rate of return of any or all managed accounts or securities recommendations in any notice, circular, advertisement, newspaper article, investment letter, bulletin or other communication that Shenkman Capital circulates or distributes, directly or indirectly, to ten (10) or more persons; provided, however, that, with respect to the performance of managed accounts, the retention of all account statements, if they reflect all debits, credits, and other transactions in a client’s account for the period of the statement, and all worksheets necessary to demonstrate the calculation of the performance or rate of return of all managed accounts shall be deemed to satisfy the requirements of this paragraph (Performance Information Records);

•	a copy of Shenkman Capital’s Code of Ethics (the “Code”) that is currently in effect, or at any time within the past six (6) calendar years was in effect;

•	records of any violations of the Code, and any actions taken as result of the violations;

•	records of all written acknowledgments of Access Persons (as defined in the Code) of their receipt of the Code and any amendments thereto;

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•	records of each report (e.g., holdings reports, quarterly transactions reports or equivalent information) made by a Access Persons pursuant to the Code;

•	records of the names of persons who are currently, or within the past six (6) years were, Access Persons; and

•	a record of any decision, and the reasons supporting the decision, to approve the acquisition or sale of securities by Access Persons pursuant to the Code (e.g., pre-clearance forms).

C.	Custody Records

1.	Shenkman Capital does not intend to maintain custody of client assets.

2.	Custody Records include:

•	a journal or other record showing all purchases, sales, receipts and deliveries of securities and all other debits and credits to client accounts;

•	a separate ledger account for each client showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits;

•	copies of confirmations (paper or electronic) of all transactions effected by or for the account of any client; and

•	a record for each security in which any client has a position (including the name of the client, the amount and the location of the security).

D.	Investment Supervisory Records

Investment Supervisory Records include:

•	records showing separately for each client the securities purchased and sold, and the date, amount and price of each such purchase or sale; and

•	for each security in which any client has a current position, the client, the type of interest and the amount of the client’s current position.

E.	Proxy Voting Records

Proxy Voting Records include:

•	copies of these proxy voting policies and procedures, and any amendments thereto;

•	a copy of each proxy statement that Shenkman Capital receives regarding client securities (Shenkman Capital may rely on third parties or EDGAR);

•	a record of each vote that Shenkman Capital casts;

4

•

a copy of any document Shenkman Capital created that was material to making a decision how to vote proxies, or that memorializes that decision. (For votes that are inconsistent with Shenkman Capital’s general proxy voting polices, the reason/rationale for such an inconsistent vote is required to be briefly documented and maintained.); and

•

a copy of each written client request for information on how Shenkman Capital voted such client’s proxies, and a copy of any written response to any (written or oral) client request for information on how Shenkman Capital voted its proxies.

IV.	Recordkeeping Retention Requirements

A.	Time Periods

•	books and records must be maintained on a “current” basis. Whether particular books and records are current depends on the nature of the books and records;

•

generally, the required books and records must be maintained in an easily accessible place for a period of not less than six (6) calendar years from the end of the fiscal year during which the last entry was made on such record, the three (3) immediately preceding calendar years plus the current calendar year-to-date in an appropriate office of Shenkman Capital;

•

sales Literature and Performance Information Records must be maintained in an easily accessible place for a period of not less than six (6) calendar years, the most recent three (3) calendar years plus the current calendar year-to-date in an appropriate office of Shenkman Capital, from the end of the fiscal year during which Shenkman Capital published or otherwise disseminated the notice, publication or communication. In the case of Performance Information Records, Shenkman Capital must maintain records of information supporting each year or period shown in the advertised performance. As a result, Shenkman Capital must maintain records for the entire period of the advertised performance plus an additional six (6) years;

•

documents relating to the establishment of Shenkman Capital’s business must be maintained in the principal office of Shenkman Capital and preserved until at least three (3) years after termination of Shenkman Capital.

B.	Electronic Format

Shenkman Capital may maintain and preserve its records on microfilm, microfiche or other electronic storage media provided it maintains procedures to:

•	maintain and preserve the records (safeguarding against loss, alteration or destruction);

•	limit access to the records to properly authorized personnel and the SEC and its staff; and

•	reasonably ensure that reproduction of a non-electronic original is complete, true and legible when retrieved.

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ELECTRONIC COMMUNICATIONS:

The SEC has stated that the substantive requirements and liability provisions of the Advisers Act, including the antifraud provisions of Section 206 of the Advisers Act and the rules promulgated thereunder, apply equally to electronic and paper based media.1

Accordingly, Shenkman Capital will retain all electronic communications that are required to be maintained in accordance with Rule 204-2 under the Advisers Act until an affirmative determination has been made that any particular communication can be deleted. All such electronic communications, including e-mail communications and “instant messages,” will be subject to the same record retention and review policies as paper-based communications. “Instant Messages” should be used primarily for internal purposes only, and may not be used for the placing or execution of any order to purchase or sell a security, for communication with any client or prospective client, or for communicating with any third party service providers. Electronic communications sent and received by Supervised Persons will be subject to random periodic inspections by the Compliance Officer, or his delegate, to ensure that such communications do not violate any of the provisions of the Advisers Act, or the rules promulgated thereunder.

Electronic communications sent or received by Supervised Persons will be maintained in Shenkman Capital’s files in accordance with this policy. Rule 204-2 requires the retention of communications with clients and communications that relate to the following topics, among others:

(i)	any recommendation made or proposed to be made, and any advice given or proposed to be given;

(ii)	any receipt, disbursement or delivery of funds or securities; or

(iii)	the placing or execution of any order to purchase or sell any security.

Team members are advised that they should have no expectation of privacy in any communication that enters, leaves or is stored in Shenkman Capital’s communications systems, including the e-mail system. Shenkman Capital expressly reserves the right to monitor its communications systems in its sole discretion. Team members are also reminded that all electronic communications, including personal communications, are subject to examination by the SEC. Team members are encouraged to delete personal electronic communications on a regular basis.

Any questions regarding whether a communication or other document constitutes a book or record required to be maintained should be directed to the Compliance Officer.

[1]	Securities & Exchange Commission, Interpretive Release No. 33-7288, (“Use of Electronic Media by Broker-Dealers, Transfer Agents and Investment Advisers for Delivery of Information.’)

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APPENDIX O

STATEMENT OF POLICIES AND PROCEDURES

RELATING TO ANTI-MONEY LAUNDERING

This Statement of Policies and Procedures (this “Statement”) addresses the responsibilities of the team members of Shenkman Capital with respect to anti-money laundering activities. This Statement does not attempt to describe every regulatory and compliance requirement applicable to these activities, but rather summarizes some of the legal issues involved and establishes general rules and procedures. Shenkman Capital is establishing this Statement pursuant to Section 352 of the USA Patriot Act.

Statement of Policy

Shenkman Capital is strongly committed to preventing the use of its operations for money laundering, any activity that facilitates money laundering or the funding of terrorist or criminal activities. Accordingly, Shenkman Capital will comply with all applicable laws and regulations designed to combat money laundering activity and terrorist financing, including the USA Patriot Act, and will cooperate with the appropriate authorities in efforts to prevent any such misuse of the securities markets. Every team member is required to act in furtherance of this Statement in order to help protect Shenkman Capital from exploitation by money launderers or terrorists. Team members who knowingly violate applicable anti- money laundering laws or this Statement will be disciplined and subject to termination.

Compliance Officer

Shenkman Capital has designated Richard H. Weinstein as its “Compliance Officer” with overall responsibility for Shenkman Capital’s Anti-Money Laundering Program (the “AML Program”). The Compliance Officer is responsible for, among other things: (i) coordinating and monitoring Shenkman Capital’s day-to-day compliance with applicable anti-money laundering laws and regulations and with the AML Program; (ii) updating the AML Program as and when necessary; (iii) providing AML training programs to appropriate personnel of Shenkman Capital so that they have the knowledge necessary to comply with the AML Program; and (iv) reviewing all reports from team members of suspicious activity and taking suitable action with respect to such reports.

Any suspicious questions from or disclosure by, or activities of, existing or prospective clients or investors in pooled investment vehicles that are managed by Shenkman Capital or its affiliates, as well as any questions regarding this Statement, should be brought promptly to the attention of the Compliance Officer.

Procedures, including “Knowing Your Client” Verification

All senior management and team members should take appropriate steps and make reasonable efforts to maintain and verify identity information in order to prevent money laundering and to comply with applicable law and regulations. In furtherance of these goals, Shenkman Capital has implemented the following procedures:

1.

If Shenkman Capital or any of its affiliates acts as the general partner, managing member or in any other similar capacity with respect to a domestic investment fund (a “U.S. Fund”), Shenkman Capital will require that all relevant documents (including subscription agreements) include appropriate representations and warranties from each prospective investor (the “Investor”) that such person is not, and, if an Investor is an entity, each beneficial owner of such Investor is not, involved in money laundering activities or other illegal activities, that the prospective Investor is in compliance with all applicable legal requirements and that the Investor will provide all additional information that may be deemed necessary by Shenkman Capital upon request. The form of AML representations to be included in subscription agreements is attached as Exhibit 1. After the U.S. Treasury or another regulatory agency issues guidance on Section 352’s application to private investment funds, Shenkman Capital will evaluate whether the same or similar representations should be provided by existing Investors who have not made such representations.

2.	If Shenkman Capital acts as the investment adviser or in any other similar capacity with respect to a foreign investment fund (a “Foreign Fund”), Shenkman Capital will require representations and warranties from each such Foreign Fund or its administrator, as appropriate, that the administrator or other person who screens and accepts the subscriptions for that Foreign Fund adheres to applicable anti-money laundering laws and regulations, including, without limitation, that the Foreign Fund does not maintain an account with a foreign institution that does not have a physical presence in any country.

3.	With respect to any client or prospective client where Shenkman Capital acts as investment adviser or any other similar capacity, Shenkman Capital will request representations and warranties from each such client to the effect that the client (a) is not, and, if the client is an entity, each beneficial owner of such client is not, involved in money laundering activities or other illegal activities, and (b) is in compliance with all applicable legal requirements.

4.	Shenkman Capital will compare the names of all existing and prospective clients and Investors and any third parties involved in wire transfers against the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) (which may be accessed on the web at http://www.treas.gov/ofac), and refuse to accept investments from any such listed parties.

5.	Shenkman Capital will review agreements with, and the anti-money laundering programs of, third party service providers (such as fund administrators, custodians and prime brokers) to ensure that they have adopted appropriate anti-money laundering programs and have assumed responsibility for aspects of Shenkman Capital’s AML Program where appropriate.

6.	Appropriate personnel, as assigned, will monitor activity in client and Investor accounts for suspicious financial activities (including “red flags” upon the opening of an account) and bring such information to the attention of the Compliance Officer immediately, including the following:

a.	wire transfers from or transactions with suspect countries;

b.	a client or an Investor is a bank or other institution that is acting as an agent for an undisclosed principal;

c.	a client or an Investor makes frequent investments/contributions or withdrawals/redemptions, or investments/contributions and subsequent withdrawals/redemptions occur within a short time;

d.	distributions to a client or Investor through an account other than the original wiring account for the client or Investor;

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e.	a prospective client of Shenkman Capital or an Investor is a senior foreign political figure, immediate family member of a senior foreign political figure or close associate of a senior foreign political figure;

f.	a client, prospective client or Investor is from a country identified as a money laundering haven;

g.	the use of offshore holding companies;

h.	a client or an Investor is reluctant to provide additional information, (including information regarding the identity of beneficial owners) or to answer questions when requested or has a lack of concern regarding investment objectives/risks or fees.

Any questions or concerns that may arise during the opening of a new account should be directed to the Compliance Officer.

7.	The Compliance Officer will evaluate the client’s or Investor’s activities together with other factors, such as the length of time Shenkman Capital has known the client or Investor, and any other relationships Shenkman Capital or its senior management or team members have with the client or Investor. Ultimately, it is the responsibility of the Compliance Officer to determine whether or not any such reported activity warrants further action. Such further action may include consulting with Shenkman Capital’s legal counsel, suspending all activity with respect to the account of the suspected client or investor, notifying the Securities and Exchange Commission, and terminating Shenkman Capital’s relationship with the suspected client or investor.

Meetings

This Statement (and any modifications to this Statement) will be circulated to all team members of Shenkman Capital. The Compliance Officer will hold a meeting with appropriate personnel of Shenkman Capital at least once each year to discuss this Statement (including modifications to this Statement required by applicable law, rule or regulation), provide updated information regarding the AML Program (including, if applicable, by providing a copy of the most recent watch lists) and answer team members’ questions regarding the AML Program and Shenkman Capital’s anti-money laundering practices.

Team members are also encouraged to educate themselves on current money laundering detection and prevention trends and techniques, and to suggest any changes or additions to the procedures outlined in this Statement based on their findings.

Independent Audit

Shenkman Capital may seek to have an independent audit (as that term is used in and interpreted under the USA Patriot Act of 2001) of its anti-money laundering program.

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EXHIBIT 1 TO APPENDIX O

U.S. FUND

Subscription Agreement - may be used as an Addendum to the Subscription Agreement, may be inserted into the Subscription Agreement or may be sent to existing investors on the Partnership’s letterhead with a signature block for investors to complete:

(a)

The Subscriber understands and agrees that the Partnership prohibits the investment of funds by any persons or entities that are acting, directly or indirectly: (i) in contravention of any U.S. or international laws and regulations, including anti-money laundering regulations or conventions; (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control[1] (“OFAC”), as such list may be amended from time to time; (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure[2], unless the General Partner, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted; or (iv) for a foreign shell bank[3] (such persons or entities in (i) – (iv) are collectively referred to as “Prohibited Persons”).

(b)

The Subscriber represents, warrants and covenants that: (i) it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person; and (ii) to the extent the Subscriber has any beneficial owners;[4] (1) it has carried out thorough due diligence to establish the identities of such beneficial owners, (2) based on such due diligence, the Subscriber reasonably believes that no such beneficial owners are Prohibited Persons, (3) it holds evidence of such identities and status and will maintain all such evidence for at least six (6) years from the date of the Subscriber’s complete withdrawal from the Partnership, and (4) it will make available such information and any additional information that the Partnership may require upon request.

[1]	The OFAC list may be accessed on the web at http://www.treas.gov/ofac.
[2]

Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government- owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

[3]

Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

[4]

Beneficial owners will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Subscriber in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. If the Subscriber is a publicly traded company, it need not conduct due diligence as to its beneficial owners.

(c)	If any of the foregoing representations, warranties or covenants ceases to be true or if the Partnership no longer reasonably believes that it has satisfactory evidence as to their truth, or if the Partnership or the General Partner has a suspicion that a payment to the Partnership (by way of subscription or otherwise) contains the proceeds of criminal conduct, notwithstanding any other agreement to the contrary, the Partnership may be obligated to freeze the Subscriber’s investment, either by prohibiting additional investments, declining or suspending any withdrawal requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber’s investment may immediately be involuntarily withdrawn by the Partnership, and the Partnership may also be required to report such action and to disclose the Subscriber’s identity to OFAC or other authority. In the event that the Partnership is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Partnership, the General Partner, and their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

(d)	The Subscriber understands and agrees that any withdrawal proceeds paid to it will be paid to the same account from which the Subscriber’s investment in the Partnership was originally remitted, unless the General Partner, in its sole discretion, agrees otherwise.

OFFSHORE FUND

For Subscription Agreement - may be used as an Addendum to the Subscription Agreement, may be inserted into the Subscription Agreement or may be sent to existing investors on the Fund’s letterhead with a signature block for investors to complete:

(a)

The Subscriber understands and agrees that the Fund prohibits the investment of funds by any persons or entities that are acting, directly or indirectly, (i) in contravention of any applicable laws and regulations, including anti-money laundering regulations or conventions, (ii) on behalf of terrorists or terrorist organizations, including those persons or entities that are included on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Treasury Department’s Office of Foreign Assets Control[1] (“OFAC”), as such list may be amended from time to time, (iii) for a senior foreign political figure, any member of a senior foreign political figure’s immediate family or any close associate of a senior foreign political figure[2], unless the Fund, after being specifically notified by the Subscriber in writing that it is such a person, conducts further due diligence, and determines that such investment shall be permitted, or (iv) for a foreign shell bank[3] (such persons or entities in (i) through (iv) are collectively referred to as a “Prohibited Person”).

(b)

The Subscriber represents, warrants and covenants that: (i) it is not, nor is any person or entity controlling, controlled by or under common control with the Subscriber, a Prohibited Person; and (ii) to the extent the Subscriber has any beneficial owners,[4] (A) it has carried out thorough due diligence to establish the identities of such beneficial owners, (B) based on such due diligence, the Subscriber reasonably believes that none of its beneficial owners is a Prohibited Person, (C) it holds the evidence of such identities and status and will maintain all such evidence for at least six (6) years from the date of the Subscriber’s complete redemption from the Fund, and (D) it will make available such information and any additional information that the Fund may require upon request.

(c)	If any of the foregoing representations, warranties or covenants ceases to be true or if the

[1]	The OFAC list may be accessed on the web at http://www.treas.gov/ofac.
[2]

Senior foreign political figure means a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a senior foreign political figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. The immediate family of a senior foreign political figure typically includes the political figure’s parents, siblings, spouse, children and in-laws. A close associate of a senior foreign political figure is a person who is widely and publicly known internationally to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

[3]

Foreign shell bank means a foreign bank without a physical presence in any country, but does not include a regulated affiliate. A post office box or electronic address would not be considered a physical presence. A regulated affiliate means a foreign shell bank that: (1) is an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence in the United States or a foreign country, as applicable; and (2) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or foreign bank.

[4]

Beneficial owners will include, but not be limited to: (i) shareholders of a corporation; (ii) partners of a partnership; (iii) members of a limited liability company; (iv) investors in a fund-of-funds; (v) the grantor of a revocable or grantor trust; (vi) the beneficiaries of an irrevocable trust; (vii) the individual who established an IRA; (viii) the participant in a self-directed pension plan; (ix) the sponsor of any other pension plan; and (x) any person being represented by the Subscriber in an agent, representative, intermediary, nominee or similar capacity. If the beneficial owner is itself an entity, the information and representations set forth herein must also be given with respect to its individual beneficial owners. If the Subscriber is a publicly-traded company, it need not conduct due diligence as to its beneficial owners.

Fund no longer reasonably believes that it has satisfactory evidence as to their truth, or there is a suspicion that a payment to the Fund (by way of subscription or otherwise) contains the proceeds of criminal conduct, notwithstanding any other agreement to the contrary, the Fund may be obligated to freeze the Subscriber’s investment, either by prohibiting additional investments, declining or suspending any redemption requests and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Subscriber’s investment may immediately be redeemed by the Fund, and the Fund may also be required under applicable anti-money laundering laws to report such action or its suspicions and to disclose the Subscriber’s identity. In the event that the Fund is required to take any of the foregoing actions, the Subscriber understands and agrees that it shall have no claim against the Fund, the Master Fund, the Investment Manager, the Administrator, and their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

(d)	The Subscriber understands and agrees that any redemption proceeds paid to it will be paid to the account set forth in Section 17 below, unless the Fund, in its sole discretion, agrees otherwise.

(e)	The Subscriber agrees that the representations, warranties and covenants made in this Subscription Agreement will be deemed to be reaffirmed by the Subscriber at any time the Subscriber purchases or otherwise acquires additional Shares and such purchase or acquisition will be evidence of such reaffirmation, and if any of the foregoing representations cease to be true, the Subscriber will promptly notify the Fund of the facts pertaining to such changed circumstances.

APPENDIX P

POLICIES AND PROCEDURES RELATING TO POLITICAL CONTRIBUTIONS

AND PAYMENTS TO THIRD PARTY SOLICITORS

Effective as of March 14, 2011

I.	Statement of Policy

To the extent Shenkman Capital Management, Inc. or its affiliates (“Shenkman Capital”) provides or seeks to provide investment advisory services to a government entity,1 Shenkman Capital will take the measures described herein to seek to ensure that contributions to an official of such government entity and payments to any third party who is engaged to solicit advisory business from such government entity are not made with the purpose of influencing the award of an advisory contract or the decision to invest in a covered investment pool managed by Shenkman Capital. All italicized terms used in these procedures are defined in Section III, “Definitions.”

In this regard, Shenkman Capital has adopted policies and procedures in order to comply with Rule 206(4)-5 under the Advisers Act (the “Rule”).2 The Rule, with certain exceptions, prohibits Shenkman Capital from:

(i) receiving compensation for providing investment advisory services to a government entity, directly or indirectly, for two years after Shenkman Capital or any of its covered associates makes a contribution to an official of such government entity;

(ii) coordinating, or soliciting any person or political action committee to make, (a) contributions to an official of a government entity to which Shenkman Capital is providing or seeking to provide advisory services or (b) payments to a political party of a state or locality where Shenkman Capital is providing or seeking to provide advisory services to a government entity; and

(iii) making or agreeing to make payments to third parties to solicit advisory business from a government entity on behalf of Shenkman Capital unless such third parties are registered investment advisers or registered broker-dealers who are themselves subject to similar restrictions regarding contributions to officials of government entities as Shenkman Capital.

The Rule applies only to the extent that Shenkman Capital provides or seeks to provide investment advisory services to a government entity, either directly or through a government entity’s investment in a covered investment pool managed by Shenkman Capital.

[1]

Shenkman Capital will be deemed to be seeking to provide investment advisory services to a government entity when it responds to a request for proposal, communicates with the government entity regarding the entity’s formal selection process for investment advisers or engages in some other solicitation of the government entity for the purpose of providing advisory services to such government entity, either directly or through a government entity’s investment in a covered investment pool managed by Shenkman Capital.

[2]

Shenkman Capital may have additional responsibilities under the code of conduct of a government program or plan it manages and/or the laws of the state or city in which such program or plan is located. (See, for example, the Code of Conduct of the New York State and Local Employees’ Retirement System, the New York State and Local Police and Fire Retirement System and the New York State Common Retirement Fund at www.osc.state.ny.us/pension/codeofconduct.pdf.)

II.	Procedures

These procedures seek to ensure that neither Shenkman Capital nor any of its covered associates makes or has made a contribution in violation of the restrictions on political contributions that Shenkman Capital has adopted herein on or after March 14, 2011. In addition, these procedures prohibit Shenkman Capital from paying or entering into an agreement to pay a third party on or after September 13, 2011 to solicit advisory business from a government entity on its behalf unless such third party has affirmed its status as a regulated person.

A.	Political Contributions

(i)	(a) Pre-clearance of Political Contributions: Shenkman Capital and each covered associate must obtain the prior written approval of Richard H. Weinstein (or his designee) (the “Chief Compliance Officer”) before Shenkman Capital, such covered associate or an immediate family member makes a contribution to any person (including any election committee for the person) who is an incumbent, candidate or successful candidate for federal, state or local office (a “Candidate”).

(b) Certain De Minimis Contributions: As a matter of policy, the Chief Compliance Officer expects to approve a contribution by a covered associate or an immediate family member per election of up to $350 in the case of a contribution to an official for whom such covered associate or immediate family member is entitled to vote and up to $150 in the case of a contribution to an official for whom such covered associate or immediate family member is not entitled to vote, provided that the Chief Compliance Officer concludes that such contribution is not made with the purpose of influencing the award of an advisory contract or the decision to invest in a fund managed by Shenkman Capital and is not likely to have the effect of influencing the award of an advisory contract or the decision to invest in a fund managed by Shenkman Capital. Notwithstanding the foregoing, the Chief Compliance Officer will not approve any contribution that would result in any adverse consequences to Shenkman Capital under the Rule.

(ii)	Pre-clearance of Coordination and Solicitation of Contributions and Payments: Shenkman Capital and each covered associate must obtain the prior written approval of the Chief Compliance Officer prior to coordinating or soliciting any person or political action committee to make: (a) a contribution to a Candidate; or (b) a payment to a political party of a state or locality. In this regard, Shenkman Capital and each covered associate must obtain the prior written approval of the Chief Compliance Officer prior to consenting to the use of its name on any fundraising literature for a Candidate or sponsoring a meeting or conference which features a Candidate as an attendee or guest speaker and which involves fundraising for such person.

(iii)	Pre-clearance of Contributions to Political Action Committees and State and Local Political Parties: Shenkman Capital and each covered associate must obtain the prior written approval of the Chief Compliance Officer before Shenkman Capital, such covered associate or immediate family member makes any contribution to a political action committee or a state or local political party. The Chief Compliance Officer will inquire as to how the contribution will be

2

used in order to determine whether the political action committee or political party is closely associated with an official of a government entity. In the event the Chief Compliance Officer determines that the political action committee or political party is closely associated with an official of a government entity, the Chief Compliance Officer will make a determination as to whether to permit Shenkman Capital, the covered associate or immediate family member to make a contribution to such political action committee or political party. As a matter of policy, the Chief Compliance Officer expects to approve a contribution by a covered associate to a political action committee or a state or local political party if the contribution is less than $350 or $150, as applicable.

(iv)	Special Disclosure Prior to Hiring New Team Members: Prior to hiring a new team member, such person will be required to disclose, as a condition of being hired all of the contributions and payments made by such person to Candidates, political action committees and state and local political parties within the preceding two years. To the extent Shenkman Capital is aware that the person has made any such contribution or payment, Shenkman Capital will take such circumstances into consideration when making a determination as to whether to hire such person.

(v)	Exception for Certain Returned Contributions: The prohibition of the Rule (on receiving compensation for providing advisory services to a government entity for two years after Shenkman Capital or a covered associate has made a contribution to an official of such government entity) will not apply in certain instances where the triggering contribution is returned. In the event the Chief Compliance Officer discovers that a covered associate has made a contribution in violation of these procedures, the Chief Compliance Officer will make a determination as to whether it will require the covered associate to seek to obtain a return of the contribution. In the event the Chief Compliance Officer determines that it is necessary to require the covered associate to seek to obtain a return of the contribution, it will, within four months after the date of the contribution and 60 days after discovering the contribution, take all available steps to cause the contributing covered associate to seek to obtain a return of such contribution and will take such other remedial or preventive measures that it determines are appropriate under the circumstances. Shenkman Capital’s reliance on this exception for returned contributions is limited to no more than three times per a 12-month period and no more than once for each covered associate, regardless of the time period.

(vi)	Indirect Violations: Neither Shenkman Capital nor any of its covered associates may do anything indirectly that would result in a violation of these procedures.

(vii)

Reporting of Political Contributions and Payments: In the event that Shenkman Capital, a covered associate or immediate family member makes a direct or indirect contribution or payment to a Candidate, a political action committee or a political party of a state or political subdivision thereof, the Chief Compliance Officer (on behalf of Shenkman Capital) or such covered associate, as applicable, must submit a written report to the Chief Compliance Officer as soon as possible, and in no event later than 30 days after the date such contribution or payment was made, disclosing the: (a) the name and title (including any

3

city/county/state or other political subdivision) of the recipient of the contribution or payment; and (b) the amount and date of such contribution or payment.

(viii)	Recordkeeping: The Chief Compliance Officer will compile and keep a list of: (a) the names, titles and business and residence addresses of all covered associates of Shenkman Capital; (b) all government entities to which Shenkman Capital provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which Shenkman Capital provides or has provided investment advisory services (other than sub-advisory services), as applicable, in the past five years (but not prior to September 13, 2010); (c) on and after September 13, 2011, all government entities which are or were investors in any covered investment pool to which Shenkman Capital provides or has provided investment advisory services (other than sub-advisory services), as applicable, in the past five years (but not prior to September 13, 2010); and (d) all direct or indirect contributions made by Shenkman Capital or any of its covered associates or immediate family members to a political party of a state or political subdivision thereof, or a political action committee. The records described in (c) above will be listed in chronological order and will indicate (1) the name and title of each contributor, (2) the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution or payment, (3) the amounts and date of each contribution or payment, and (4) whether any such contribution was the subject of the exception for certain returned contributions.

B.	Payments to Third Parties to Solicit Advisory Business from Government Entities

(i)	Review and Approval of Third Party Solicitation Agreements: The Chief Compliance Officer will review and approve each third party solicitation agreement or arrangement prior to Shenkman Capital entering into such agreement or arrangement.

(ii)	Required Disclosure by Regulated Persons: Prior to Shenkman Capital providing or agreeing to provide payment to a third party on or after September 13, 2011 to solicit advisory business from a government entity on its behalf, the Chief Compliance Officer will require the third party to provide, as a condition to Shenkman Capital engaging such third party, a written representation regarding its status as a regulated person. In addition, the Chief Compliance Officer will take any additional measures it deems necessary to verify such third party’s status as a regulated person.

(iii)	Ongoing Review of Regulated Person Status: In the event Shenkman Capital provides or agrees to provide payment to a third party on or after September 13, 2011 to solicit advisory business from a government entity, Shenkman Capital will require such third party to provide Shenkman Capital with satisfactory representations that the third party meets and will continue to meet the definition of a regulated person as of such date or will obtain such other evidence as Shenkman Capital deems satisfactory to verify such third party’s status as a regulated person as of such date.

(iii)	Recordkeeping: Shenkman Capital will keep a list of the name and business

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address of each regulated person to whom Shenkman Capital provides or agrees to provide, on or after September 13, 2011, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

C.	Sub-Advisory Arrangements

(i)	Serving as Subadviser: On or after September 13, 2011, if Shenkman Capital enters into an agreement or other arrangement with a third party whereby Shenkman Capital will serve as a subadviser to an account or a covered investment pool managed by such third party, the Chief Compliance Officer will obtain all necessary information from the third party in order to determine whether a government entity invests in such account or covered investment pool. In the event a government entity does invest in such account or covered investment pool, the Chief Compliance Officer will take appropriate measures with respect to such government entity in order to ensure compliance with these procedures. In addition, the Chief Compliance Officer will use reasonable efforts to require the third party to provide written notice to Shenkman Capital prior to admitting a government entity as an investor in a covered investment pool to which Shenkman Capital is providing subadvisory services.

(ii)	Hiring of Subadviser: On or after September 13, 2011, if Shenkman Capital hires a third party to serve as a subadviser to an account or a covered investment pool in which a government entity invests, the Chief Compliance Officer will require such third party to disclose whether it or any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule. In addition, the Chief Compliance Officer will require the third party to verify on an ongoing basis that neither the third party nor any of its covered associates has made a contribution or payment that would result in a serious adverse consequence to such third party under the Rule.

III.	Definitions

“Contributions” means gifts, subscriptions, loans, advances, deposits of money, or anything of value made for: (i) the purpose of influencing any election for federal, state or local office; (ii) payments of debt incurred in connection with any such election; or (iii) transition or inaugural expenses of the successful candidate for state or local office.

“Covered associates” means all team members of Shenkman Capital and its affiliates.

“Covered Investment Pool” means: (i) an investment company registered under the Investment Company Act of 1940 that is an investment option of a plan or program of a government entity; or (ii) any company that would be an investment company under section 3(a) of the Investment Company Act of 1940, but for the exclusion provided from that definition by either section 3(c)(1), section 3(c)(7) or section 3(c)(11) of that Act.

“Government entity” means any state or political subdivision of a state, including: (i) any agency, authority or instrumentality of the state or political subdivision; (ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority or instrumentality thereof, including, but not limited to, a “defined benefit plan” as defined in section 414(j) of the Internal Revenue Code, or a state general fund; (iii) a plan or program of a government entity; and (iv) officers, agents or

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employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Immediate family member” means the family members who live with the covered associate or to whom such covered associate provides material support.

“Official” means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity if the office: (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of Shenkman Capital by the government entity; or (ii) has the authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of Shenkman Capital by the government entity.

“Payments” means gifts, subscriptions, loans, advances or deposits of money or anything of value.

“Regulated person” means

(i) an investment adviser registered with the SEC that has not, and whose covered associates have not, within two years of soliciting a government entity, (A) made a contribution to an official of that government entity other than as permitted by Rule 206(4)-5(b)(1), and (B) coordinated or solicited any person or political action committee to make any contribution to an official of a government entity to which Shenkman Capital is providing or seeking to provide investment advisory services or payment to a political party of a state or locality where Shenkman Capital is providing or seeking to provide investment advisory services, or

(ii) a “broker,” as defined in section 3(a)(4) of the Securities Exchange Act of 1934, or a “dealer,” as defined in section 3(a)(5) of that Act, that is registered with the SEC and is a member of a national securities association registered under section 15A of that Act (e.g., FINRA), provided that (A) the rules of the association prohibit members from engaging in distribution or solicitation activities if certain political contributions have been made and (B) the SEC, by order, finds that such rules impose substantially equivalent or more stringent restrictions on broker-dealers than the restrictions imposed by Rule 206(4)-5 of the Advisers Act and that such restrictions are consistent with the objectives of such Rule.

“Solicit” means: (i) with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, Shenkman Capital; and (ii) with respect to a contribution or payment, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution or payment.

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APPENDIX Q

ANNUAL CERTIFICATION FOR TEAM MEMBERS

SHENKMAN CAPITAL MANAGEMENT, INC.

This will confirm that I have received a copy of Shenkman Capital’s Compliance Manual, which includes, among other things, the following policy statements and compliance guidelines:

1.	Policy and Procedures Regarding Allocation Among Investment Advisory Client and Investments by a Private Fund in a Registered Investment Company

2.	Best Execution Policy and Review Procedures

3.	Policy and Procedures Relating to Soft Dollar and Directed Brokerage Arrangements

4.	Procedures Regarding Transactions Between Client Accounts

5.	Error and Reallocation Procedures

6.	Policy and Procedures For the Pricing of Portfolio Securities

7.	Policy and Procedures to Detect And Prevent Insider Trading

8.	Code of Ethics and Policies Governing Personal Securities Transactions

9.	Privacy Policy and Procedures and Program for Protecting Client Information

10.	Proxy Voting Policies and Procedures

11.	Identification of Conflicts of Interest

12.	Business Continuity Plan

13.	Required Books and Records and Electronic Communications Policy

14.	Statement of Policies and Procedures Relating to Anti-Money Laundering

15.	Policies and Procedures Relating to Political Contributions and Payments to Third Party Solicitors

I hereby acknowledge that I have read and understand each of the above policies and/or statements and recognize that they are the policies of SHENKMAN CAPITAL MANAGEMENT, INC. I accept and agree to comply with all of the policies and procedures and the rules and restrictions stated therein.

Additionally, by signing below I hereby certify that:

During the period of July 1, 2010, through June 30, 2011, I have complied with the above policies and/or statements, including (if applicable) the Code of Ethics and Policies Governing Personal Securities Transactions.

Name:

Signature:

Date: